The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-286932
Subject to Completion, dated September 10, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated May 2, 2025)
$1,000,000,000
Class A Ordinary Shares

We are offering $         of our class A ordinary shares, nominal value €0.01 each (the “Class A shares”).
Our Class A shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “NBIS.” On September 9, 2025, the last reported sale price of our Class A shares on Nasdaq was $95.72 per share. You are urged to obtain current market data and should not use the market price as of September 9, 2025, as a prediction of the future market price of our Class A shares.
	Per Share	Total
Public offering price	$	$
Underwriting discount and commissions	$	$
Proceeds, before offering expenses, to us	$	$
We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $150,000,000 of our Class A shares from us. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $        and total proceeds, before expenses, to us will be $       .
Concurrently with this offering of Class A shares, we are offering (i)    % Convertible Senior Notes due 2030 (the “2030 Notes”) in an aggregate original principal amount of $1.0 billion (or $1.15 billion if the initial purchasers of such offering exercise in full their option to purchase additional 2030 Notes) and (ii)    % Convertible Senior Notes due 2032 (the “2032 Notes” and, together with the 2030 Notes, the “Concurrently Offered Notes”) in an aggregate original principal amount of $1.0 billion (or $1.15 billion if the initial purchasers of such offering exercise in full their option to purchase additional 2032 Notes), each series to qualified institutional buyers (“QIBs”), in an offering exempt from registration under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a separate offering memorandum (the “Concurrent Convertible Notes Offering”). Neither the completion of this offering nor the completion of the Concurrent Convertible Notes Offering is contingent on the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering or the Class A shares, if any, deliverable upon conversion of the Concurrently Offered Notes. See “Description of Concurrent Convertible Notes Offering” for a summary of the terms of the Concurrently Offered Notes and a further description of the Concurrent Convertible Notes Offering.
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus supplement and in any other applicable prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus supplement from our filings made with the Securities and Exchange Commission. See the section entitled “Risk Factors” on page S-10 of this prospectus supplement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The underwriters expect to deliver the Class A shares on or about September   , 2025, which will be the second business day following the initial trade date for the Class A shares sold in this offering (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class A shares purchased in this offering prior to the business day preceding the settlement date will be required, by virtue of the fact that the Class A shares initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Class A shares who wish to trade such Class A shares prior to the business day preceding the settlement date should consult their own advisors.
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC BofA Securities Citigroup

The date of this prospectus supplement is September   , 2025

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
On May 2, 2025, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3ASR utilizing a shelf registration process related to the securities described in this prospectus supplement, which was automatically declared effective upon filing.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offers and sales that may be made hereunder and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated May 2, 2025, gives more general information, some of which may not apply to any offering under this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference,” and any free writing prospectus that we prepare and distribute.
We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, any sale, offer to sell, or solicitation of any offer to purchase, any of the securities offered hereby in any jurisdiction in which it is unlawful to make such an offer or solicitation.
This prospectus supplement and the accompanying prospectus and any other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3ASR, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to foreign private issuers, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.

Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus supplement includes or incorporates by reference market data and certain industry data and forecasts that were obtained from market research databases, consultant surveys commissioned by us, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys commissioned by us and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus supplement, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed or referred to under the heading “Risk Factors” in this prospectus supplement, and under similar headings in the other documents that are incorporated herein by reference.
The terms “Nebius,” the “Company,” “our,” “us” and “we,” as used in this prospectus supplement, refer to Nebius Group N.V., a Dutch public limited company, and its subsidiaries unless we state otherwise or the context otherwise requires. References in this prospectus supplement to “U.S. dollars” or “$” are to United States dollars.
This prospectus supplement and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement are the property of their respective owners.
Information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement, any other applicable prospectus supplement or any related free writing prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus supplement contains and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties. All statements contained or implied other than statements of historical facts, including, without limitation, statements regarding our business plans, market opportunities, capacity buildout plans, capital expenditure requirements, financing requirements and projected financial performance, are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions.
In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual results may differ materially from the results predicted or implied by such statements, and our reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted or implied by such statements include, among others, our ability:
•
to successfully compete in our sector;

•
to obtain any further debt or equity financing that may be necessary to achieve our objectives;

•
to obtain cost-effective and reliable access to electrical power for such sites, to implement our business plans;

•
to successfully identify sites and enter into purchase, lease, build-to-suit or acquisition agreements with respect to additional data center capacity;

•
to continue to successfully capture customers;

•
to continue to successfully obtain required supplies of hardware on acceptable terms; and

•
to comply with rapidly changing and expanding laws and regulations, including export control requirements.

Many of these risks and uncertainties depend on the actions of third parties and are largely outside of our control. Our actual results of operations may also differ materially from those stated in or implied by such forward-looking statements as a result of a variety of factors, including those described under the caption “Risk Factors” included in our Annual Report on Form 20-F for the year ended December 31, 2024.
All information in this prospectus supplement and the documents incorporated by reference is as of the date hereof, and we undertake no duty to update this information unless required by law. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.
We operate in an evolving environment. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY
This summary highlights selected information from this prospectus supplement and accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, any other applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus supplement, any other applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.
In addition, any reference to or description of our Concurrent Convertible Notes Offering herein is wholly subject to a separate offering memorandum pursuant to which the Concurrently Offered Notes are being offered, and you should not rely on this prospectus supplement or the accompanying base prospectus in making an investment decision to purchase any Concurrently Offered Notes. The Concurrently Offered Notes are being offered only to QIBs pursuant to such offering memorandum.
Company Overview
Nebius, our core business, is a global technology company building full-stack AI cloud infrastructure to support the rapid growth of the AI industry. Our mission is to power AI innovation with dedicated, high-performance infrastructure including an AI cloud platform purpose-built for AI innovators, from individual developers to startups to the largest enterprises. To do this, we provide the compute, storage, managed services and critical software they need to train, run, and deploy models and apps quickly and efficiently. We deliver accelerated compute and data storage solutions that power AI application development and deployment at scale, offering our customers a full range of consumption options ranging from on-demand to fully managed infrastructure to “bare metal” deployments. We are one of the largest specialized AI cloud providers, with a significant presence in Europe and rapid expansion in the U.S. and the Middle East.
As AI adoption accelerates, we expect the demand for the services we offer to continue to grow rapidly. Based on our internal estimates, the AI technology market is projected to reach $800 billion by 2030, growing at a 29% CAGR from 2023 to 2030. We estimate that the total addressable market for GPU-as-a-Service and AI cloud will exceed $260 billion by 2030, with a 35% CAGR over the same period.
Our full-stack approach encompasses data centers, in-house-designed hardware, and an intelligent software layer, enabling us to deliver accelerated compute clusters, a proprietary cloud platform, and advanced tools for AI model training and inference. This ensures end-to-end optimization that combines the reliability and user experience of a hyperscaler with the flexibility and efficiency of purpose-built AI infrastructure.
We own and operate a data center in Finland and also operate co-location sites in France and Iceland. In early 2025, we commissioned our first US-based co-location site in Kansas City, Missouri and began construction of a build-to-suit facility in Vineland, New Jersey. The New Jersey site is a phased development with initial capacity expected to be available in the second half of 2025. In addition, we plan to open our first GPU clusters in the UK and Israel in the coming months. With global demand for AI growing, we will continue to be opportunistic with respect to expanding our data center footprint in the US and other regions.
We have optimized our AI-native cloud platform for highly intensive, distributed AI workloads. Our full-stack solution is built for speed, efficiency and reliability, and optimizes resource allocation through continuous innovation across every layer of our infrastructure. Unlike the majority of “neoclouds”, we built our infrastructure from the ground up, designing servers and racks in-house and embedding innovation in the design of our data centers to maximize compute performance. This also gives us full control over performance optimization, reliability, and cost efficiency. Unlike off-the-shelf hardware, our designs are tailored specifically for AI workloads, enabling optimized power and cooling efficiency, lower latency, and seamless integration with our cloud platform. This not only improves performance and reliability, but also gives us flexibility on pricing, provides cost savings for customers by maximizing resource utilization and minimizing hardware bottlenecks, and enables us to be competitive for our customers. We believe this deep hardware integration delivers substantial benefits to customers building transformative applications across many diverse industries including entertainment, financial services, healthcare, robotics, and more.
Our purpose-built software allows us to quickly and efficiently provision compute resources on-demand from a single node to thousands of nodes. This flexibility ensures customers can handle everything from small-scale experiments in our self-service offering, to enterprise-grade AI training and inference, without over-provisioning, and to adjust resources dynamically to meet their evolving needs.
Our close-knit and highly experienced team has over a decade of expertise working together to design, scale and operate data centers, cloud-based infrastructure and software solutions. With hundreds of engineers across Europe, the US and Israel, including specialists in data-center construction and operations, hardware R&D, AI cloud platform development, and AI research and development, we maintain full control over our technology stack, ensuring seamless integration of every aspect from infrastructure to AI services, with 24/7 service globally. Our team’s long-standing partnerships with leading chipmakers and OEMs further enhance our infrastructure capabilities.
Our customers range from individual app developers and AI-native startups to large enterprises building the next generation of AI models, applications and services. They choose our platform for its flexibility, reliability, and comprehensive support for diverse AI workloads.
In addition to our core AI infrastructure business, we have two distinct businesses that operate under separate brands: Avride, a developer of autonomous driving technology for self-driving vehicles and delivery robots; and TripleTen, a leading edtech platform focused on re-skilling individuals for careers in technology. We also own significant majority economic interest in Toloka, a data partner for AI model training, evaluation, and development, and we have a large, minority equity stake in ClickHouse, an open-source database management system.
Recent Developments
Commercial Agreement with Microsoft
On September 8, 2025, our wholly owned subsidiary, Nebius, Inc., entered into a commercial agreement with Microsoft, pursuant to which we will provide Microsoft access to dedicated GPU infrastructure capacity in clusters at our new data center in Vineland, New Jersey over a five-year term.
We will deploy the GPU services in several tranches during 2025 and 2026. Subject to the satisfaction of deployment and availability of the GPU clusters, the total contract value is about $17.4 billion through 2031. Microsoft may also acquire additional services and/or capacity under the agreement, which would increase the total contract value to about $19.4 billion. We expect to finance the capital expenditures associated with the contract through a combination of cash flows under the deal and the issuance of debt secured against the contract in the near term, at terms reflecting the credit quality of the counterparty. The obligations of the parties under the agreement will commence upon our confirmation to Microsoft that we have secured any additional financing required.
Issuance of 2029 and 2031 Convertible Notes
On June 5, 2025, we issued an aggregate original principal amount of $1.0 billion in convertible notes, in two series: $500,000,000 aggregate principal amount of 2.00% convertible notes due 2029 (the “2029 Notes”) and $500,000,000 aggregate principal amount of 3.00% convertible notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Existing Convertible Notes”), all of which remain outstanding as of the date of this prospectus supplement.
The Existing Convertible Notes were issued pursuant to two indentures dated June 5, 2025 between Nebius Group and U.S. Bank Trust Company, National Association, as trustee. The Existing Convertible Notes are our senior, unsecured obligations and bear interest on the original principal amount thereof at an annual rate of 2.00%, in the case of the 2029 Notes, and 3.00%, in the case of the 2031 Notes, payable semi-annually in arrears on June 5 and December 5, beginning on December 5, 2025. The 2029 Notes and

2031 Notes will mature on June 5, 2029, and June 5, 2031, respectively, unless earlier redeemed, repurchased or converted in accordance with their terms prior to such dates.
The initial conversion rate for the Existing Convertible Notes is the same for both series, 19.4363 Class A shares per $1,000 original principal amount of such notes, which represented an initial conversion price of approximately $51.45 per Class A share. The original principal amount of the Existing Convertible Notes plus an amount accreted thereon (together, the “Accreted Principal Amount”) will be payable on the respective maturity date of a series and upon an event of default (as defined in the respective indentures), unless the relevant Notes have been earlier repurchased, redeemed or converted in accordance with their terms. The Accreted Principal Amount for the Notes of a series is calculated in accordance with an accretion schedule included in the respective indentures, such that it reaches 120% of the original principal amount of the 2029 Notes and 125% of the original principal amount of the 2031 Notes on the respective maturity dates. The Company may redeem the Existing Convertible Notes, in whole or in part (subject to certain limitations as to the minimum outstanding amount post-redemption), for cash on or after December 10, 2026 (approximately 18 months after the initial issuance date), in the case of the 2029 Notes, and on or after June 10, 2027 (approximately 24 months after the initial issuance date), in the case of the 2031 Notes, in each case before the 30th scheduled trading day immediately before the respective maturity date, but only if, among the other conditions, the last reported sale price per Class A ordinary share is equal to or greater than 130% of the product of the then-applicable conversion rate and the Accretion Ratio (calculated as the ratio of the Accreted Principal Amount to the original principal amount) for a specified period of time. The Existing Convertible Notes may also be redeemed by the Company following the occurrence of certain tax law changes. The redemption price in each case will be equal to the Accreted Principal Amount at the time of the Existing Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, on the original principal amount of such notes to, but excluding, the redemption date. Following delivery of a redemption notice by the Company, holders of the Existing Convertible Notes being redeemed will have the right, at their option, to convert their notes prior to the redemption date based on the then-applicable conversion rate per original principal amount of such notes. No “make-whole” adjustments to the conversion rate will be made in connection with any optional redemption or tax redemption.
For a description of the material terms of the Existing Convertible Notes and the related indentures, see our Report on Form 6-K filed with the SEC on June 5, 2025.
Toloka Transaction
On May 7, 2025, we announced a strategic investment in Toloka, led by Bezos Expeditions with participation from Mikhail Parakhin, CTO of Shopify. The investment is intended to enable Toloka to scale rapidly and capitalize on the substantial market opportunity in AI data, while positioning Toloka among the top tier of global AI data companies.
Nebius Group retained a significant economic interest in Toloka and at the same time relinquished majority voting control, giving Toloka greater governance independence and flexibility while we focus on our core AI infrastructure business. Results of Toloka have been deconsolidated from our financials and will be reported under the equity method going forward.
Concurrent Convertible Notes Offering
Concurrently with this offering of Class A shares, we are offering (i) the 2030 Notes in an aggregate original principal amount of $1.0 billion (or $1.15 billion if the initial purchasers of such offering exercise in full their option to purchase additional 2030 Notes) and (ii) the 2032 Notes in an aggregate original principal amount of $1.0 billion (or $1.15 billion if the initial purchasers of such offering exercise in full their option to purchase additional 2032 Notes) each to QIBs in an offering exempt from the registration requirements of the Securities Act in reliance on Rule 144A of the Securities Act pursuant to a separate offering memorandum for the Concurrent Convertible Notes Offering (and not pursuant to this prospectus supplement nor the accompanying base prospectus).
Neither the completion of this offering nor the completion of the Concurrent Convertible Notes Offering is contingent on the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. We cannot assure you that the Concurrent Convertible

Notes Offering will be completed on the terms described herein, or at all. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering or the Class A shares, if any, deliverable upon conversion of the Concurrently Offered Notes. See “Description of Concurrent Convertible Notes Offering” for a summary of the terms of the Concurrently Offered Notes and a further description of the Concurrent Convertible Notes Offering.
Corporate Information
Our principal executive offices are located at Schiphol Boulevard 165, 1118 BG, Schiphol, the Netherlands and our website is https://group.nebius.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our Class A shares.
Implications of Being a Foreign Private Issuer
We qualify as a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our executive officers, members of our board of directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities.
Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

The Offering
Issuer
Nebius Group N.V.
Class A shares Offered by
Nebius
      Class A shares (or       Class A shares if the underwriters exercise their option to purchase additional shares in full).
Class A shares to be Outstanding after this Offering
      Class A shares (or       Class A shares if the underwriters exercise their option to purchase additional shares in full). We intend to deliver the shares sold in this offering from our treasury.
Use of Proceeds
We estimate that the net proceeds we will receive from this offering will be approximately $         (or $         if the underwriters exercise their option to purchase additional Class A shares in full) after deducting underwriting discounts and commissions and estimated offering expenses of approximately $         payable by us.
In addition, we estimate that the net proceeds to us from the Concurrent Convertible Notes Offering (as described below under “— Concurrent Convertible Notes Offering”), after deducting the initial purchasers’ discounts and estimated offering expenses payable by us, will be approximately $      million (or approximately $      million if the initial purchasers in the Concurrent Convertible Notes Offering exercise in full their option to purchase additional notes of each series).
We intend to use the net proceeds from this offering and, if consummated, the Concurrent Convertible Notes Offering, to finance the continuing growth of our business, including the acquisition of additional compute power and hardware, securing strategic high-quality and well-located land plots with reliable providers, the expansion of our data center footprint, and for general corporate purposes. See “Use of Proceeds” on page S-16 for more information.
Material Dutch and U.S. Federal Income Tax Consequences
For a discussion of the material Dutch and U.S. federal income tax consequences to U.S. holders (as defined below) of the purchase, ownership and disposition of our Class A shares, see “Material Dutch and U.S. Federal Income Tax Consequences” on page S-26.
Concurrent Convertible Notes Offering
Concurrently with this offering of Class A shares, we are offering (i) the 2030 Notes in an aggregate original principal amount of $1.0 billion (or $1.15 billion if the initial purchasers of such offering exercise in full their option to purchase additional 2030 Notes) and (ii) the 2032 Notes in an aggregate original principal amount of $1.0 billion (or $1.15 billion if the initial purchasers of such offering exercise in full their option to purchase additional 2032 Notes) each to QIBs in an offering exempt from the registration requirements of the Securities Act in reliance on Rule 144A of the Securities Act, pursuant to a separate offering memorandum for the Concurrent Convertible Notes Offering (and not pursuant to this prospectus supplement nor the accompanying base prospectus).
Neither the completion of this offering nor the completion of the Concurrent Convertible Notes Offering is contingent on the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all.
This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering or the Class A shares, if any, deliverable upon conversion of the Concurrently Offered Notes. See “Description of Concurrent Convertible Notes Offering” for a summary of the terms of the Concurrently Offered Notes and a further description of the Concurrent Convertible Notes Offering.
Risk Factors
Investing in our Class A shares involves significant risks. See “Risk Factors” beginning on page S-10, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our Class A shares.
Payment and Settlement
The underwriters expect to deliver the Class A shares on or about September   , 2025, which will be the second business day following the initial trade date for the Class A shares sold in this offering (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class A shares purchased in this offering prior to the business day preceding the settlement date will be required, by virtue of the fact that the Class A shares initially will settle T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Class A shares who wish to trade such Class A shares prior to the business day preceding the settlement date should consult their own advisors.
Nasdaq Global Select Market Symbol
“NBIS”
The number of Class A shares to be outstanding after the issuance of the assumed maximum number of shares offered under this prospectus supplement, as set forth above, is based on 203,006,418 Class A shares outstanding as of June 30, 2025, which number excludes:
•
7,526,746 Class A shares issuable upon the exercise of stock options outstanding as of June 30, 2025 at a weighted average exercise price of $87.83;

•
6,952,153 Class A shares underlying unvested restricted share units outstanding as of June 30, 2025;

•
15,833,623 additional Class A shares reserved for issuance under the Nebius Group N.V. Amended and Restated Equity Incentive Plan as of June 30, 2025;

•
up to 27,210,800 Class A shares deliverable upon conversion, if any, of our Existing Convertible Notes as of June 30, 2025;

•
35,698,674 Class A shares issuable upon conversion of outstanding Class B shares; and

•
any Class A shares deliverable upon the conversion of the Concurrently Offered Notes.

RISK FACTORS
An investment in our Class A shares involves a high degree of risk. Before deciding whether to invest in our Class A shares, you should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 20-F, which is incorporated by reference herein in its entirety, together with other information in this prospectus supplement, the information and documents incorporated by reference in this prospectus supplement, and in any other prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A shares to decline, resulting in a loss of all or part of your investment.
Risks Related to our Class A Shares
We intend to raise substantial additional capital to finance the continuing growth of our business. Significant issuances of equity, equity-linked instruments or debt could adversely affect the market price of our Class A shares or the position of our junior unsecured debt holders.
We have made, and intend to continue to make, significant financial investments into our business, including expenditures related to the enhancement and expansion of our data centers and the procurement of key components (including GPUs). Accordingly, in order to support our growth and in addition to this offering of Class A shares and, if consummated, the Concurrent Convertible Notes Offering, we intend to raise additional equity, equity-linked and/or debt financing, which may include asset-backed, secured, senior or other convertible or non-convertible debt, either through the public or private markets or other third-party sources. Such transactions may occur in the near- to medium term. We also are seeking and have begun to secure additional larger and longer-term customer engagements, which will require us to further expand our compute capacity and therefore secure further capital including secured or asset-backed debt financing options in connection with such larger and longer-term customer engagements. We can provide no assurance that we will be able to secure additional engagements of this sort or to obtain such financing in connection with such engagements on acceptable terms or at all. If we are successful in raising additional funds through equity or debt financings, these may result in dilution to our existing shareholders, downward pressure on our share price, significant increases in our debt, and/or legal or structural subordination of our equityholders and junior unsecured debtholders.
The sale of a substantial number of our Class A shares in the public market could adversely affect the prevailing market price for our Class A shares.
Sales of substantial numbers of Class A shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A shares. Furthermore, in the future, we may sell additional Class A shares or other equity or debt securities exercisable for, or convertible into, our Class A shares. Any such issuances could result in substantial dilution to our existing shareholders and could cause our share price to decline.
The price of our Class A shares may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our Class A shares.
Our share price has been and is likely to be volatile. The stock market in general has recently experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, a purchaser of our Class A shares may not be able to sell our Class A shares at or above the price at which they were acquired. The market price for our Class A shares may be influenced by many factors, including:
•
the success of competitive products or technologies;

•
regulatory or legal developments in the United States and other countries, including around the use of AI;

•
developments or disputes concerning patent applications, issued patents or other proprietary rights;

•
the recruitment or departure of key personnel;

•
the level of expenses related to the development of an AI-centric cloud platform;

•
the results of our efforts to discover, develop, acquire or in-license additional technologies;

•
actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•
variations in our financial results or those of companies that are perceived to be similar to us;

•
market conditions in the technology sector;

•
the rate of adoption and development of new and emerging technologies;

•
political and economic instability, the possibility of an economic recession, international hostilities, acts of terrorism and governmental restrictions, inflation, trade relationships (including the imposition of tariffs) and military and political alliances; and

•
general economic, industry and market conditions.

Future offerings of debt and/or other preferred equity securities, which may be senior to our Class A shares for purposes of distributions or upon liquidation, could adversely affect the market price of our Class A shares.
Concurrently with this offering of Class A shares, we are offering (i) the 2030 Notes in an aggregate original principal amount of $1.0 billion (or $1.15 billion if the initial purchasers of such offering exercise in full their option to purchase additional 2030 Notes) and (ii) the 2032 Notes in an aggregate original principal amount of $1.0 billion (or $1.15 billion if the initial purchasers of such offering exercise in full their option to purchase additional 2032 Notes), each to QIBs in an offering exempt from the registration requirements of the Securities Act in reliance on Rule 144A of the Securities Act, pursuant to a separate offering memorandum for the Concurrent Convertible Notes Offering (and not pursuant to this prospectus supplement nor the accompanying base prospectus). In June 2025 we previously issued the Existing Convertible Notes in the aggregate principal amount of $1.0 billion.
In the future, we may attempt to increase our capital resources by making additional offerings of debt or preferred equity securities, including convertible or non-convertible senior or subordinated notes, convertible or non-convertible preferred stock, medium-term notes and trust preferred securities, to raise cash or bolster our liquidity, to repay, refinance, redeem or repurchase indebtedness (including expenses, accrued interest and premium, if any), for working capital, to finance strategic initiatives and future acquisitions or for other purposes. Upon liquidation, holders of our debt securities and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Class A shares. In addition, any additional preferred stock we may issue could have a preference on liquidating distributions or a preference on distribution payments that could limit our ability to make a distribution to the holders of our Class A shares. Since our decision to issue or sell securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings potentially reducing the market price of our Class A shares.
Our management team has broad discretion to determine how to use the net proceeds of this offering and, if consummated, the Concurrent Convertible Notes Offering, and we may use the net proceeds in ways with which you may not agree or in ways that may not yield the return we anticipate.
Our management team will have broad discretion over the use of proceeds from this offering and, if consummated, the Concurrent Convertible Notes Offering. We currently intend to use the net proceeds of this offering and, if consummated, the Concurrent Convertible Notes Offering, to finance the continuing growth of our business, including the acquisition of additional compute power and hardware, securing strategic high-quality and well-located land plots with reliable providers, the expansion of our data center footprint, and for general corporate purposes. We have not allocated the net proceeds from this offering and, if consummated, the Concurrent Convertible Notes Offering, for any other specific purposes, and we could deploy the net proceeds from this offering and, if consummated, the Concurrent Convertible Notes Offering, in ways that do not improve our results of operations or enhance the value of our Class A shares or otherwise in ways with which you do not agree. We have not established a timetable for the effective deployment of the net proceeds, and we cannot predict how long that will take. Our management will have considerable discretion in the application of such net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not strengthen our operating results in the manner we anticipate or enhance the value of our Class A shares.
You may experience immediate and substantial dilution in the net tangible book value per Class A share you purchase.
The price per share of the Class A shares being offered in this offering may be higher than the net tangible book value per share of our Class A shares outstanding prior to this offering. After giving effect to the sale of Class A shares in this offering at a price of $      , and after deducting commissions to the underwriters at the maximum rate specified herein, and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $      , or $       per Class A share. For a more detailed discussion of the foregoing, see the section captioned “Dilution” below.
Risks Related to Our Concurrent Convertible Notes Offering and Our Existing Convertible Notes
This offering is not contingent on the consummation of any other financing, including the Concurrent Convertible Notes Offering.
We currently intend to use the net proceeds of this offering, together with the proceeds from the Concurrent Convertible Notes Offering, as described in “Use of Proceeds” herein. However, neither the completion of this offering nor the completion of the Concurrent Convertible Notes Offering is contingent on the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the Concurrently Offered Notes, or the Class A shares, if any, deliverable upon conversion of the Concurrently Offered Notes, being offered in the Concurrent Convertible Notes Offering. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all.
Conversion of the Existing Convertible Notes, or any issued Concurrently Offered Notes, will dilute the ownership interest of our existing shareholders or may otherwise depress the price of our Class A shares.
The conversion of some or all of our Existing Convertible Notes or the Concurrently Offered Notes will dilute the ownership interests of existing shareholders. Any sales in the public market of our Class A shares issuable or deliverable upon such conversion could adversely affect prevailing market prices of our Class A shares. In addition, the existence of the Existing Convertible Notes and the Concurrently Offered Notes may encourage sales of our Class A shares by investors who view Existing Convertible Notes and Concurrently Offered Notes as a more attractive means of equity participation in us and/or short selling of our Class A shares pursuant to hedging or arbitrage activity that we expect many investors in the Existing Convertible Notes and the Concurrently Offered Notes to employ. In addition, the anticipated conversion of the Existing Convertible Notes and the Concurrently Offered Notes into Class A shares, if we elect to settle such conversions by physical settlement, could depress the price of our Class A shares.
Assuming we close our Concurrent Convertible Notes Offering, servicing our debt will require a significant amount of cash. We may not have sufficient cash flow to make payments on our debt, and we may not have the ability to raise the funds necessary to repurchase the Existing Convertible Notes and/or any issued Concurrently Offered Notes upon a fundamental change (as defined in the applicable indenture for such notes), which could adversely affect our business, financial condition and results of operations.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Existing Convertible Notes and the Concurrently Offered Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the notes or otherwise.
In addition, holders of the Existing Convertible Notes and the Concurrently Offered Notes will have the right to require us to repurchase all or a portion of their notes upon the occurrence of a “fundamental change”, as such term is defined in the applicable indentures governing such notes. However, we may not have enough available cash or be able to obtain financing at the time we are required to make such repurchases. In addition, our ability to repurchase any such notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase such notes at a time when the repurchase is required by the indenture governing such notes would constitute a default under such indenture. A default under the relevant indenture or the fundamental change itself could also lead to a default under agreements governing our outstanding and any future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase any such notes. An event of default under the relevant indenture governing the Existing Convertible Notes and the Concurrently Offered Notes may lead to an acceleration of such notes. Any such acceleration could result in our bankruptcy. In a bankruptcy, the holders of such notes would have a claim to our assets that is senior to the claims of our equity holders.
In addition, our significant indebtedness, combined with our other financial obligations and contractual commitments, could have other important consequences. For example, it could:
•
make us more vulnerable to adverse changes in general U.S. and worldwide economic, industry and competitive conditions and adverse changes in government regulation;

•
limit our flexibility in planning for, or reacting to, changes in our business and our industry;

•
place us at a disadvantage compared to our competitors who have less debt; and

•
limit our ability to borrow additional amounts for working capital and other general corporate purposes, including to fund possible acquisitions of, or investments in, complementary businesses, products, services and technologies.

Any of these factors could materially and adversely affect our business, financial condition and results of operations. In addition, if we incur additional indebtedness, the risks related to our business and our ability to service or repay our indebtedness would increase.
Conversion of the Existing Convertible Notes or Concurrently Offered Notes will dilute the ownership interest of our existing shareholders or may otherwise depress the price of our Class A shares.
The conversion of some or all of the Existing Convertible Notes or the Concurrently Offered Notes will dilute the ownership interests of existing shareholders. Any sales in the public market of our Class A shares issuable upon such conversion could adversely affect prevailing market prices of our Class A shares. In addition, the existence of the notes may encourage sales of our Class A shares by investors who view the notes as a more attractive means of equity participation in us and/or short selling of our Class A shares pursuant to hedging or arbitrage activity that we expect many investors in the notes to employ. In addition, anticipated conversion of the notes into Class A shares could depress the price of our Class A shares.
We and our subsidiaries may incur substantially more debt or take other actions that would intensify the risks discussed above.
We and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in the relevant debt instruments, some of which may be secured or asset-backed debt including in connection with customer engagements, or other secured obligations. We are not restricted under the terms of the respective indentures governing the Existing Convertible Notes, and we will not be restricted under the terms of the respective indentures governing the Concurrently Offered Notes from incurring additional debt, securing then-existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the respective indentures governing the Existing

Convertible Notes and the respective indentures governing the Concurrently Offered Notes that could have the effect of diminishing our ability to make payments on our indebtedness when due.
Provisions in the indentures for the Existing Convertible Notes and any issued Concurrently Offered Notes may deter or prevent a business combination that may be favorable to you.
If a fundamental change occurs prior to the respective maturity dates, holders of the Existing Convertible Notes and the Concurrently Offered Notes (if issued) will have the right, at their option, to require us to repurchase all or a portion of their notes. In addition, if a make-whole fundamental change occurs prior to the respective maturity date, we will in some cases be required to increase the conversion rate for a holder that elects to convert its notes in connection with such make-whole fundamental change. Furthermore, the indentures for the Existing Convertible Notes and the Concurrently Offered Notes (if issued) prohibit and will prohibit us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under such notes. These and other provisions in the indenture could deter or prevent a third party from acquiring us even when the acquisition may be favorable to you.
The accounting method for convertible debt securities that may be settled in cash, such as the Existing Convertible Notes and the Concurrently Offered Notes, could adversely affect our reported financial condition and results.
The accounting method for reflecting the Existing Convertible Notes and any issued Concurrently Offered Notes on our consolidated balance sheet, accruing interest expense for the Existing Convertible Notes and the Concurrently Offered Notes and reflecting the underlying Class A shares in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.
In August 2020, the Financial Accounting Standards Board published an Accounting Standards Update, which we refer to as ASU 2020-06, which simplifies certain of the accounting standards that apply to convertible notes.
In accordance with ASU 2020-06 and subject to our full accounting assessment, which is not complete as of the date of this prospectus supplement, we expect that the Existing Convertible Notes and the Concurrently Offered Notes will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the original principal amount of such notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the Existing Convertible Notes and the Concurrently Offered Notes. As a result of this amortization, the interest expense that we expect to recognize for the Existing Convertible Notes and the Concurrently Offered Notes for accounting purposes will be greater than the cash interest payments we will pay on such notes, which will result in lower reported income.
In addition, we expect that the Class A shares underlying the Existing Convertible Notes and the Concurrently Offered Notes will be reflected in our diluted earnings per share using the if-converted method, in accordance with ASU 2020-06. Under that method, diluted earnings per share would generally be calculated assuming that all such notes were converted solely into Class A shares at the beginning of the reporting period (or at the date of issuance, if later), unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share, and future changes in accounting standards may adversely affect our diluted earnings per share.
Furthermore, if any of the conditions to the convertibility of the Existing Convertible Notes or the Concurrently Offered Notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of such notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.
We have not reached a final determination regarding the accounting treatment for the Concurrently Offered Notes, and the description above is preliminary. Accordingly, we may account for such notes in a manner that is significantly different than described above.

Risks Related to our Operations
We may encounter unforeseen challenges in meeting the requirements of large-customer deployments as we continue to grow the scale of our business.
Our business is growing rapidly. To date, we have generally had numerous smaller-scale customer engagements, while we have pursued and have begun to secure larger, long-term customer engagements that entail larger-scale deployments of our infrastructure. We may encounter unforeseen operational, technical or business challenges as the scale of our business grows and as we deliver under such engagements, and may incur costs and expenditures greater than anticipated to do so. In addition to this offering of Class A shares and, if consummated, the Concurrent Convertible Notes Offering, we may also seek to secure debt financing including secured or asset-backed options in connection with customer engagements, or other financing related to such engagements to deliver such deployments to meet customer demand, and may be unsuccessful in doing so on the terms we anticipate or at all. The risks we have identified in the section headed “Risk Factors — Risks Related to Our Operations” in our Annual Report on Form 20-F, incorporated by reference herein, may be more pronounced in respect of such larger-scale and longer-term engagements and as the scale of our business expands.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from this offering will be approximately $         (or $         if the underwriters exercise their option to purchase additional shares in full) after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
In addition, we estimate that the net proceeds we will receive from the Concurrent Convertible Notes Offering (as described below under “— Description of Concurrent Convertible Notes Offering”), after deducting the initial purchasers’ discounts and estimated offering expenses payable by us, will be approximately $       million (or approximately $       million if the initial purchasers in the Concurrent Convertible Notes Offering exercise in full their option to purchase additional notes).
We intend to use the net proceeds from this offering of Class A shares under this prospectus supplement and, if consummated, the Concurrent Convertible Notes Offering, to finance the continuing growth of our business, including the acquisition of additional compute power and hardware, securing strategic high-quality and well-located land plots with reliable providers, the expansion of our data center footprint, and for general corporate purposes. The amount and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds, if any, we receive from this offering and, if consummated, the Concurrent Convertible Notes Offering. Pending any ultimate use of any portion of the proceeds of this offering, we intend to invest the proceeds in a variety of capital preservation investments.
Neither the completion of this offering nor the completion of the Concurrent Convertible Notes Offering is contingent on the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering or the Class A shares, if any, deliverable upon conversion of the Concurrently Offered Notes.
In addition, we anticipate that we will have the ability to raise additional financing in the near term secured by the revenues we will earn and infrastructure we will deploy in connection with our agreement with Microsoft, which we expect to use to fund the balance of the capital expenditures we incur in connection with that agreement. See “Prospectus Summary — Recent Developments — Commercial Agreement with Microsoft.”

DIVIDEND POLICY
We do not anticipate declaring or paying cash dividends on our ordinary shares in the foreseeable future. We anticipate that we will retain all earnings, if any, to support operations and to finance the growth and development of our business for the foreseeable future. Under Dutch law, we may only pay dividends if our shareholders’ equity exceeds the amount of the paid-up and called-up part of our issued share capital and the reserves required to be maintained by Dutch law or by our articles of association. A proposal for the payment of cash dividends in the future, if any, will be at the discretion of our board of directors, and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, our overall financial condition and any other factors deemed relevant by our board of directors.

CAPITALIZATION
The following table presents our cash and cash equivalents and our capitalization as of June 30, 2025:
•
on an actual basis;

•
as adjusted to give effect to the issuance and sale of        Class A shares in this offering (assuming the underwriters do not exercise their option to purchase additional Class A shares) at the public offering price of $       per Class A share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us; and

•
as further adjusted to give effect to the issuance and sale of $1.0 billion aggregate original principal amount of the 2030 Notes and $1.0 billion aggregate original principal amount of the 2032 Notes in the Concurrent Convertible Notes Offering (assuming Concurrent Convertible Notes Offering is completed and the initial purchasers do not exercise their option to purchase additional notes), after deducting the discounts and commissions of the initial purchasers of the Concurrent Convertible Notes Offering and our estimated offering expenses.

Neither the completion of this offering nor the completion of the Concurrent Convertible Notes Offering is contingent on the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering or the Class A shares, if any, deliverable upon conversion of the Concurrently Offered Notes.
This table should be read in conjunction with the other information included or incorporated by reference into this prospectus supplement, including our consolidated financial statements and related notes.
	As of June 30, 2025
	Actual	As adjusted for this Offering	As further adjusted for the Concurrent Convertible Notes Offering
	(In thousands, except share and per share data)
Cash and cash equivalents	$1,679,300	$
Debt:
2.00% Convertible Senior Notes due 2029	501,600
3.00% Convertible Senior Notes due 2031	501,200
Principal amount of % convertible senior notes due 2030 in the Concurrent Convertible Notes Offering(2)	—
Principal amount of % convertible senior notes due 2032 in the Concurrent Convertible Notes Offering(2)	—
Unamortized debt issuance costs(3)	(24,600)
Other(4)	8,000
Total debt	986,200

	As of June 30, 2025
	Actual	As adjusted for this Offering	As further adjusted for the Concurrent Convertible Notes Offering
	(In thousands, except share and per share data)
Shareholders’ equity:
Ordinary shares: par value Class A €0.01, Class B €0.10 and Class C €0.09; shares authorized (Class A: 500,000,000, Class B: 37,138,658 and Class C: 37,748,658); shares issued (Class A: 326,342,270, Class B: 35,698,674 and Class C: nil); shares outstanding (Class A: 203,006,418, Class B: 35,698,674, and Class C: nil) actual; 326,342,270 Class A shares issued and Class A outstanding, as adjusted, and 326,342,270 Class A issued and Class A outstanding as further adjusted(5)(6)	9,200
Treasury shares at cost: Class A: 123,335,852 actual; Class A as adjusted, Class A as further adjusted	(1,922,100)
Additional paid-in capital	2,001,400
Accumulated other comprehensive loss	(1,900)
Retained earnings	3,688,900
Total shareholders’ equity	3,775,500
Total capitalization	3,082,400

(1)
Accreted principal amount as of June 30, 2025.

(2)
The amounts shown in the table above for the Concurrently Offered Notes (i) do not reflect the exercise by the initial purchasers of their option to purchase additional notes of each series and (ii) represent their original principal amount. We expect the issuance costs of the Concurrently Offered Notes will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the Concurrently Offered Notes. See “Risk Factors — Risks Related to Our Concurrent Convertible Notes Offering — The accounting method for convertible debt securities that may be settled in cash, such as the Existing Convertible Notes and the Concurrently Offered Notes, could adversely affect our reported financial condition and results.”

(3)
Represents unamortized debt issuance costs related to 2029 Notes and 2031 Notes and the estimated debt issuance costs of the Concurrently Offered Notes.

(4)
Represents the remaining cash consideration for the 0.75 per cent. Convertible Notes due 2025 previously restructured in the amount of $6.1 million and accrued interest on the 2029 Notes and 2031 Notes.

(5)
On August 21, 2025, the annual general meeting of our company adopted amendments to our articles of association, as a result of which the number of shares authorized is Class A: 500,000,000, Class B: 35,698,674 and Class C: 35,698,674.

(6)
The amounts shown in the table above for Class A shares issued and outstanding as adjusted assuming that all Class A shares in this offering are delivered from our treasury.

DILUTION
If you invest in our Class A shares, your ownership interest will be immediately diluted to the extent of the difference between the sale price per Class A share and the adjusted net tangible book value per Class A share after this offering. Dilution results from the fact that the per share sale price is likely to be substantially in excess of the book value per Class A share attributable to the existing shareholders for our currently outstanding Class A shares. Our net tangible book value attributable to shareholders at June 30, 2025 was approximately $2,883.7 million, or approximately $12.08 per Class A share (assuming conversion of all outstanding Class B shares into Class A shares). Net tangible book value per Class A share as of June 30, 2025 represents the amount of our total tangible assets less total liabilities, divided by the number of our Class A shares outstanding (assuming conversion of all outstanding Class B shares into Class A shares).
After giving effect to the sale of Class A shares in this offering at a price of $       , and after deducting commissions to the underwriters at the maximum rate specified herein, and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $      , or $       per Class A share. These amounts, which give effect to the assumed receipt of the net proceeds from such offering by the underwriters and issuance of additional shares in the offering but does not take into consideration any other changes in our net tangible book value after June 30, 2025, would represent an immediate increase in net tangible book value of $       per Class A share to our existing shareholders, and immediate dilution in net tangible book value of $       per Class A share to new investors purchasing Class A shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per Class A share after this offering from the price per Class A share paid by an investor in this offering. The following table illustrates this dilution.
Offering
Assumed public offering price Class A share	$
Net tangible book value Class A share as of June 30, 2025		$12.08
Increase in net tangible book value per Class A share attributable to this offering	$
As adjusted net tangible book value per Class A share after an assumed offering through the underwriters	$
Dilution per Class A share to new investors in such assumed offering(1)	$

(1)
Dilution is determined by subtracting adjusted net tangible book value per share after giving effect to the assumed offering from the assumed price per share paid by a new investor.

The table above is based on 238,705,092 Class A shares outstanding as of June 30, 2025 (assuming conversion of all Class B shares into Class A shares), which number does not include:
•
7,526,746 Class A shares issuable upon the exercise of stock options outstanding as of June 30, 2025 at a weighted average exercise price of $87.83;

•
6,952,153 Class A shares underlying unvested restricted share units outstanding as of June 30, 2025;

•
15,833,623 additional Class A shares reserved for issuance under the Nebius Group N.V. Amended and Restated Equity Incentive Plan as of June 30, 2025;

•
up to 27,210,800 Class A shares deliverable upon conversion, if any, of our Existing Convertible Notes as of June 30, 2025; and

•
any Class A shares deliverable upon the conversion of any issued Concurrently Offered Notes.

If the underwriters fully exercise their option to purchase additional Class A shares, the as-adjusted net tangible book value after this offering would increase by approximately $       per Class A share, and there would be an immediate dilution of approximately $       per Class A share to investors participating in this offering.
Furthermore, we may choose to raise additional capital through the sale of equity or equity-linked securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future capital expenditures and operating plans. To the extent we issue or sell additional Class A shares or other equity or equity-linked securities in the future, including in any potential debt for equity exchange transactions, there may be further dilution to investors participating in this offering.

DESCRIPTION OF SHARE CAPITAL
Our authorized share capital consists of 500,000,000 Class A shares, par value €0.01 per share, 35,698,674 Class B shares, par value €0.10 per share, and 35,698,674 Class C shares, par value €0.09 per share. Our Class A shares are listed on Nasdaq and are held in book-entry form. The following description of our Class A shares, together with the additional information we incorporate by reference herein, including the material provisions of our articles of association as currently in force and relevant provisions of Dutch law and the Dutch Corporate Governance Code, is a summary and does not purport to be complete. For the complete terms of our Class A shares please refer to our articles of association, as amended, which have been filed as Exhibit 99.2 to our Report on Form 6-K filed on July 24, 2025 (the “Articles of Association”).
Ordinary Shares and Voting Rights
We have three classes of authorized ordinary shares, which vote together as a single class unless otherwise provided by our Articles of Association or Dutch law. Class A shares have one vote per share, Class B shares have ten votes per share and Class C shares have nine votes per share.
Under Dutch law, the voting power of shares is determined by reference to their par value. Our Company’s multiple class share structure is designed to give our principal shareholders increased voting power (without increasing their economic interest in our Company), while also providing a means for them to convert their shares into Class A shares that can be transferred or sold, including in the public market.
Conversion and Transfer of Ordinary Shares
Because the conversion of a Class B share into a Class A share, with a lower par value, will result in a reduction of our Company’s share capital (an event which cannot occur without a shareholder vote), our Articles of Association provide that each Class B share converts (in defined circumstances) into both one Class A share and one Class C share. The Class C shares are intended to serve as a means of “storing” the additional par value of the converted Class B shares until such time as the Class C shares can be repurchased and cancelled. We intend to regularly repurchase and cancel any such Class C shares, if any outstanding. To ensure that all such Class C shares are available for repurchase and cancellation, and to assure that they do not affect the outcome of any shareholder vote, any Class C shares will be held by the Conversion Foundation, a Dutch foundation managed by its board. The Conversion Foundation has agreed to sell any Class C shares it may hold, for no consideration, to our Company at any time, and not to sell or transfer such shares to any other party. We expect that such repurchases will occur following the conversion of any Class B shares into Class A shares and Class C shares, as the repurchase itself (as opposed to the cancellation of the Class C shares) does not require shareholder approval. At the first general meeting of shareholders following any such repurchase, we would seek shareholder approval for the cancellation of such Class C shares. The Conversion Foundation has also agreed that it will vote any Class C shares it may hold in the same proportion as all other votes are cast at any general meeting of shareholders.
Our Class B shares may only be transferred:
•
to the Conversion Foundation. Upon transfer to the Conversion Foundation, each Class B share converts into one Class A share and one Class C share. The Conversion Foundation is obligated to transfer the Class A share to the original Class B shareholder, and to transfer the Class C share to our Company as described above;

•
to our Company for the purposes of repurchasing Class B shares; and

•
by an original holder, to estate and tax planning vehicles (including trusts, corporations and partnerships) controlled by such original holder of Class B shares as per the Permitted Transferee definition in the Articles of Association.

In addition to the above, if any Class B shares are transferred to a party not described above or the transferee ceases to meet the criteria described above the voting and economic rights of the Class B shares held by such holder or holders will lapse and the holder is obligated to transfer the Class B shares to the Conversion Foundation in exchange for Class A shares.
Our Class A shares and Class C shares are not convertible into any other class of shares in our capital.

Shareholder Meetings
Each shareholder has a right to attend general meetings of shareholders, either in person or by proxy, and to exercise voting rights in accordance with the provisions of our Articles of Association. We must hold at least one general meeting of shareholders each year. This meeting must be convened at one of several specified locations in the Netherlands within six months after the end of our fiscal year. Our board of directors may convene additional general meetings of shareholders as often as it deems necessary, or upon the request of shareholders, or other persons entitled to attend the general meetings of shareholders, representing at least 10% of the nominal value of our issued share capital.
We will give notice of each meeting of shareholders by notice in any manner that we may be required to follow in order to comply with applicable stock exchange requirements. In addition, we will notify registered holders of our shares by letter or, where permitted or required, by email or other electronic means. The notice will include or be accompanied by an agenda identifying the business to be discussed at the meeting. We will give this notice no later than the fifteenth day prior to the day of the meeting. Shareholders representing at least 3% of the par value of our outstanding share capital have the right to request the inclusion of additional items on the agenda of shareholder meetings, provided that such request together with an explanation of such agenda items is received by us no later than 60 days before the day the relevant shareholder meeting is held.
We are exempt from the proxy solicitation rules under the Exchange Act.
Board of Directors; Adoption of Annual Accounts; General Guidelines for Compensation
The board of directors is in charge of the management of the Company. The duties, powers and authorities of the board of directors are divided between the executive director(s) and non-executive directors, whereby the executive director(s) will be responsible for the management of the day to day affairs of the Company and the non-executive directors will be responsible for the supervision of the execution of the duties and responsibilities of the directors and of the general course of affairs of the Company and its business. In the performance of its duties, and as a matter of Dutch law, the board of directors is required to act in the interests of the Company, its shareholders, its employees and other stakeholders.
The board of directors shall be comprised of one (1) or more executive directors and three (3) or more non-executive directors. A majority of the members of the board of directors shall consist of non-executive directors. The members of our board of directors are appointed, suspended and removed from office by the general meeting of shareholders. A resolution to suspend and/or remove a director requires at least a two-thirds majority of the votes cast representing at least 50% of our issued and outstanding share capital.
Our board of directors must prepare annual accounts for our Company, prepared in accordance with either Dutch generally accepted accounting principles or International Financial Reporting Standards, which must be audited by Dutch auditors. Our board of directors must make these available to the shareholders for inspection at our offices within five months after the end of our fiscal year. Under some special circumstances, Dutch law permits an extension of this period for up to five additional months by approval of the general meeting of shareholders. The board of directors must submit these annual accounts to the shareholders for adoption at a general meeting of shareholders. Within eight days of the adoption of these annual accounts, and not more than 12 months from the end of our fiscal year, we must file these annual accounts with the Dutch Chamber of Commerce. We are required to file an annual report on Form 20-F, which will include our audited consolidated financial statements prepared in accordance with U.S. GAAP, with the SEC within the prescribed time period after the end of each of our fiscal years.
When the general meeting of shareholders adopts the annual accounts prepared by the board of directors, it may discharge the members of the board of directors from potential liability with respect to the exercise of their duties during the fiscal year covered by the accounts. This discharge may be given subject to such reservations as the general meeting of shareholders deems appropriate and is subject to a reservation of liability required under Dutch law. Examples of reservations of liability required by Dutch law include: (i) liability of members of boards of directors upon the bankruptcy of a company; and (ii) general principles of reasonableness and fairness. Under Dutch law, a discharge of liability does not extend to matters not properly disclosed to the general meeting of shareholders. The discharge of the board of directors must be a separate item on the agenda of the general meeting of shareholders and the members of the board of directors are not automatically discharged by adoption of the annual accounts.
Our board of directors may, in accordance with the general guidelines for compensation of the board of directors adopted by our general meeting of shareholders, establish compensation for the members of the board of directors. The board of directors must submit to the general meeting of shareholders for approval any plan or amendment to any plan awarding shares or the right to subscribe for shares to the directors. We have no requirement that our directors own any of our shares.
Dividends
The holders of our shares are entitled to such part of our profits for any fiscal year as remains available after reservation of profits by our board of directors. Such dividends are payable on a pari passu basis on the Class A and Class B shares. Although our Class C shares are technically entitled to a maximum dividend of 1% of the nominal value of such Class C shares when we declare dividends on our Class A and Class B shares, we intend to repurchase all Class C shares issued upon conversion of our Class B shares promptly following their issuance such that no dividends would be payable on our Class C shares. Additionally, the board of directors has the right to declare interim dividends without the approval of the general meeting of shareholders. We may not pay dividends if the payment would reduce shareholders’ equity to an amount less than the aggregate fully paid-up share capital plus the reserves that have to be maintained by law or our Articles of Association. The amounts available for dividends will be determined based on the statutory accounts of Nebius Group N.V. prepared under Dutch law, which may differ from our consolidated financial statements.
The board of directors may decide that dividends or other distributions are paid in the form of cash, shares or a combination of both.
Issue of Shares; Preemptive Rights
Our board of directors has the power to issue shares and/or grant rights to subscribe for shares, if and to the extent designated by the general meeting of shareholders. The authorization of the board of directors may remain in effect for up to five years and may be annually renewed for additional periods of up to five years. Without such authorization, the general meeting of shareholders has the power to resolve to issue shares.
The holders of our Class A shares and/or Class B shares have a pro rata (based on the number of shares held) preemptive right to subscribe for Class A shares and/or Class B shares that we issue for cash, unless the general meeting of shareholders, or the board of directors (if designated by the general meeting of shareholders), limits or excludes this right. No preemptive rights shall apply in respect of the issue of Class C shares. The board of directors may be designated as the competent body to limit or exclude preemptive rights for a specified period of up to five years and may be annually renewed for additional periods of up to five years. A resolution of the general meeting of shareholders to limit or exclude preemptive rights or to authorize the board of directors requires a two-thirds majority of the votes cast if less than 50% of our issued share capital is present or represented at the general meeting of shareholders.
These provisions apply equally to any issue by us of rights to subscribe for any of our Class A shares and/or Class B shares, including options and warrants other than pursuant to the Nebius Group N.V. Amended and Restated Equity Incentive Plan.
No obligation other than to pay up the nominal amount of a share may be imposed upon a shareholder against the shareholder’s will, by amendment of the Articles of Association or otherwise.
On August 21, 2025, our shareholders authorized our board of directors (i) to issue Class A shares (and/or grant rights to subscribe for Class A shares) in an amount up to 20% of the issued share capital (excluding Class C shares) from time to time of the Company; and (ii) to exclude the pre-emptive rights of shareholders in respect of such issuances of shares and/or granting of rights to subscribe for shares and are intended to give our board of directors flexibility in financing our Company in the most efficient manner. Furthermore, such authorizations give the board of directors flexibility in the context of potential acquisitions and mergers.

Repurchase of Shares
We may acquire fully paid-up shares at any time for no consideration or, subject to applicable provisions of Dutch law and our Articles of Association, to the extent:
•
our shareholders’ equity, less the amount to be paid for the shares to be acquired, exceeds the sum of (i) our aggregate fully paid-up share capital plus (ii) any reserves required to be maintained by Dutch law or our Articles of Association;

•
after the acquisition of shares, we and our subsidiaries would not hold, or hold as pledgees, shares having an aggregate par value that exceeds 50% of the par value of our issued share capital, as these amounts would be calculated under Dutch GAAP or IFRS, as the case may be; and

•
the general meeting of shareholders has authorized the board of directors to repurchase shares, which authorization may be given for a maximum period of 18 months and should contain the maximum number of shares to be repurchased and a price range. This authorization may be renewed annually.

On August 21, 2025, our shareholders authorized our board of directors to repurchase shares in the capital of the Company up to 20% of the issued share capital from time to time, in the case of Class A shares, against a purchase price equal to the market price on Nasdaq of the Class A shares at the time of repurchase.
We intend to regularly repurchase, for no consideration, any Class C shares that may be issued to the Conversion Foundation promptly upon the conversion of Class B shares, in which case the above requirements do not apply.
Reduction of Share Capital
At a general meeting of shareholders, our shareholders may vote to reduce the issued share capital by cancelling shares held by us or by reducing the par value of our shares. In either case, this reduction would be subject to applicable statutory provisions and, if less than 50% of our issued share capital is present or represented at the general meeting of shareholders, a majority of at least two-thirds of the votes cast is required. We intend to seek shareholder approval on a regular basis for the cancellation of any Class C shares that may be issued from time to time following their repurchase by us. On August 21, 2025, our shareholders approved the cancellation of 40,000,000 Class A shares.
Transfer Agent
The transfer agent for our Class A shares is Computershare Trust Company, N.A.

DESCRIPTION OF CONCURRENT CONVERTIBLE NOTES OFFERING
Concurrently with this offering of Class A shares, we are offering (i) the 2030 Notes in an aggregate original principal amount of $1.0 billion (or $1.15 billion if the initial purchasers of such offering exercise in full their option to purchase additional 2030 Notes) and (ii) the 2032 Notes in an aggregate original principal amount of $1.0 billion (or $1.15 billion if the initial purchasers of such offering exercise in full their option to purchase additional 2032 Notes), each to QIBs in an offering exempt from the registration requirements of the Securities Act in reliance on Rule 144A of the Securities Act, pursuant to a separate offering memorandum.
We intend to use the net proceeds from the Concurrent Convertible Notes Offering to finance the continuing growth of our business, including the acquisition of additional compute power and hardware, securing strategic high-quality and well-located land plots with reliable providers, the expansion of our data center footprint, and for general corporate purposes. The amount and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds we receive from this offering and, if consummated, the Concurrent Convertible Notes Offering.
Neither the completion of this offering nor the completion of the Concurrent Convertible Notes Offering is contingent on the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering or the Class A shares, if any, deliverable upon conversion of the Concurrently Offered Notes. The description of the Concurrently Offered Notes under this caption assumes that the Concurrent Convertible Notes Offering has been completed.
The Concurrently Offered Notes will be our senior, unsecured obligations and will accrue interest at a rate of       % per annum, in the case of the 2030 Notes, and at a rate of       % per annum, in the case of the 2032 Notes, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2026. The Concurrently Offered Notes will mature on September 15, 2030, in the case of the 2030 Notes, and September 15, 2032, in the case of the 2032 Notes, unless earlier repurchased, redeemed or converted. Before July 15, 2030, in the case of the 2030 Notes, and July 15, 2032, in the case of the 2032 Notes, noteholders will have the right to convert their Concurrently Offered Notes only upon the occurrence of certain events. From and after July 15, 2030, in the case of the 2030 Notes, and July 15, 2032, in the case of the 2032 Notes, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the relevant maturity date. We will settle conversions by paying or delivering, as applicable, cash, Class A shares or a combination of cash and Class A shares, at our election (subject to Dutch tax law considerations referred to in the applicable indenture for the respective series of the Existing Convertible Notes). The initial conversion rate for the 2030 Notes is        Class A shares per $1,000 original principal amount of such notes, which represents an initial conversion price of approximately $       per Class A share, and the initial conversion rate for the 2032 Notes is        Class A shares per $1,000 original principal amount of such notes, which represents an initial conversion price of approximately $       per Class A share. The conversion rate for each series of Concurrently Offered Notes will be subject to adjustment upon the occurrence of certain events. If a “make-whole fundamental change” (which will be defined in the respective indentures that will govern the Concurrently Offered Notes to include certain business combination transactions involving us) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.
The Concurrently Offered Notes will be initially issued with an original principal amount, and an amount will accrete on such original principal amount ( together, the “accreted principal amount”). The accreted principal amount will be payable on the respective maturity date and upon an event of default (as defined in the respective indentures), unless the relevant Concurrently Offered Notes have been earlier repurchased, redeemed or converted in accordance with their terms. The accreted principal amount will be calculated in accordance with an accretion schedule included in the respective indentures, such that it reaches 115% of the original principal amount of the relevant notes on the respective maturity date.

We may not redeem the Concurrently Offered Notes prior to September 20, 2028, except in the event of certain tax law changes. The respective series of the Concurrently Offered Notes will be redeemable, in whole or in part (subject to certain limitations), at our option at any time, and from time to time, on or after September 20, 2028, on or before the 30th scheduled trading day immediately before the relevant maturity date, at a cash redemption price equal to the accreted principal amount as of the redemption date of the Concurrently Offered Notes being redeemed, plus accrued and unpaid interest, if any, on the original principal amount of the Concurrently Offered Notes being redeemed to, but excluding, the redemption date, but if, among other conditions the last reported sale price of our Class A shares is equal to or exceeds 130% of the product of the conversion price for such series of notes and the then-applicable accretion ratio for such series of the Concurrently Offered Notes on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. Calling any note for redemption will not constitute a “make-whole fundamental change” and, accordingly, the conversion rate for any conversions in connection with such redemption will not be increased for any “make-whole” shares.
If a “fundamental change” (which will be defined in the respective indentures that will govern the Concurrently Offered Notes to include certain business combination transactions involving us) occurs, then, subject to a limited exception, noteholders may require us to repurchase their Concurrently Offered Notes at a cash repurchase price equal to the accreted principal amount as of the fundamental change repurchase date of the Concurrently Offered Notes to be repurchased, plus accrued and unpaid interest on the original principal amount of such Concurrently Offered Notes, if any.

MATERIAL DUTCH AND U.S. FEDERAL INCOME TAX CONSEQUENCES
Taxation in the Netherlands
This section outlines the principal Dutch tax consequences of the acquisition, holding, settlement, redemption, and transfer of the Class A shares. It does not present a comprehensive or complete description of all aspects of Dutch tax law which could be relevant to a holder of Class A shares. For Dutch tax purposes, a holder of Class A shares may include an individual or entity not holding the legal title to the Class A shares, but to whom, or to which, the Class A shares are, or the income from the Class A shares is, nevertheless attributed based either on this individual or entity owning a beneficial interest in the Class A shares or on specific statutory provisions. These include statutory provisions attributing Class A shares to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the Class A shares.
This section is intended as general information only. Prospective holders of Class A shares should consult their own tax adviser regarding the tax consequences of any acquisition, holding or transfer of the Class A shares.
This section is based on Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date of this prospectus supplement, including the tax rates applicable on that date, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.
Any reference in this section made to Dutch taxes, Dutch tax or Dutch tax law should be construed as a reference to any taxes of any nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities or to the law governing such taxes, respectively. The Netherlands means the part of the Kingdom of the Netherlands located in Europe.
Nebius currently takes the view that it is a resident of the Netherlands for tax purposes, including for purposes of tax treaties concluded by the Netherlands, and this summary so assumes. Any reference made to a treaty for the avoidance of double taxation refers to treaties concluded by the Netherlands and includes the Tax Regulation for the Kingdom of the Netherlands (Belastingregeling voor het Koninkrijk), the Tax Regulation for the State of the Netherlands (Belastingregeling voor het land Nederland), the Tax Regulations for the Netherlands and Curaçao (Belastingregeling Nederland Curaçao), the Tax Regulations for the Netherlands and St. Maarten (Belastingregeling Nederland Sint Maarten) and the Agreement between the Taipei Representative Office in the Netherlands and the Netherlands Trade and Investment Office in Taipei for the avoidance of double taxation.
This section does not describe any Dutch tax considerations or consequences that may be relevant where a holder of Class A shares:
(i)
is an individual and the holder of Class A shares’ income or capital gains derived from the Class A shares are attributable to employment activities, the income from which is taxable in the Netherlands;

(ii)
has a substantial interest (aanmerkelijk belang) or a fictitious substantial interest (fictief aanmerkelijk belang) in Nebius within the meaning of Chapter 4 of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001) (the “‘ITA”). Generally, a holder of Class A shares has a substantial interest in Nebius if the holder of Class A shares, alone or — in case of an individual — together with a partner for Dutch tax purposes, or any relative by blood or by marriage in the ascending or descending line (including foster-children) of the holder of Class A shares or the partner, owns or holds, or is deemed to own or hold any shares or certain rights to any shares, including rights to directly or indirectly acquire any shares, directly or indirectly representing 5% or more of Nebius’s issued capital as a whole or of any class of shares or profit participating certificates (winstbewijzen) relating to 5% or more of Nebius’s annual profits or 5% or more of Nebius’s liquidation proceeds;

(iii)
is an entity that, although it is in principle subject to Dutch corporate income tax under the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) (the “CITA”), is not subject to Dutch corporate income tax or is fully or partly exempt from Dutch corporate income tax (such as a qualifying pension fund as described in Section 5 CITA and a tax exempt investment fund (vrijgestelde beleggingsinstelling) as described in Section 6a CITA), or is an entity that is not tax resident in the Netherlands and functions in a manner that is comparable to a tax exempt investment fund (vrijgestelde beleggingsinstelling) as described in Section 6a CITA;
(iv)
is an investment institution (beleggingsinstelling) as described in Section 28 CITA, or is an entity that is not a tax resident in the Netherlands and functions in a manner that is comparable to an investment institution (beleggingsinstelling) as described in Section 28 CITA;

(v)
is an entity that is required to apply the participation exemption (deelnemingsvrijstelling) with respect to the Class A shares (as defined in Section 13 CITA). Generally, a holder of Class A shares is required to apply the participation exemption if such holder of Class A shares is subject to Dutch corporate income tax and it, or a related entity, holds an interest of 5% or more of the nominal paid-up share capital in Nebius; or

(vi)
is an entity in respect of which the dividend withholding tax exemption (inhoudingsvrijstelling) can or must be applied with respect to any profits derived from the Class A shares (pursuant to Section 4 or Section 4a of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965) (the “DWTA”)). Pursuant to Section 4 DWTA, a dividend withholding tax exemption may apply if a holder of Class A shares holds an interest of 5% or more of the nominal paid-up share capital in Nebius. Pursuant to Section 4a DWTA, a dividend withholding tax exemption may generally be applied if a holder of Class A shares (x) is an entity that is tax resident in the Netherlands that is not subject to Dutch corporate income tax, or (y) is an entity which (a) is a resident in a member state of the European Union (“EU”), or a state that is a party to the Agreement on the European Economic Area (“EEA”; Iceland, Liechtenstein or Norway) or, to the extent that it concerns shares that are held as a portfolio investment, another state that has been designated by means of a ministerial decree as a state with which the Netherlands can exchange information in line with the international standard on exchange of information, (b) is not subject to a profit tax levied by that state and (c) would not have been subject to Dutch corporate income tax had that entity been resident in the Netherlands, and such holder of Class A shares has obtained a formal decision from the Dutch tax authorities stating that these requirements are met (kwalificatiebeschikking); or is an entity that is related (gelieerd) to Nebius within the meaning of the Withholding Tax Act 2021 (Wet bronbelasting 2021). An entity is considered related if (i) it holds a Qualifying Interest in Nebius, (ii) Nebius holds a Qualifying Interest in the holder of Class A shares, or (iii) a third party holds, directly or indirectly, a Qualifying Interest in both Nebius and the holder of Class A shares. The term Qualifying Interest means a directly or indirectly held interest — either by an entity individually or jointly if an entity is part of a Qualifying Unity (kwalificerende eenheid) — that enables such entity or such Qualifying Unity to exercise a definite influence over another entities’ decisions, such as Nebius or the holder of Class A shares as the case may be, and allows it to determine the other entities’ activities. The term Qualifying Unity means a cooperation between entities that has as the main purpose or one of the main purposes the avoidance of Dutch withholding tax levied pursuant to the Withholding Tax Act 2021.

This section also does not describe any Dutch tax considerations or consequences for a holder of Class A shares arising from the Dutch Minimum Tax Act 2024 (Wet minimumbelasting 2024; the Dutch implementation of Directive (EU) 2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the European Union). Generally, such Dutch tax considerations or consequences may arise for a holder of Class A shares that is part of a multinational enterprise group which has at least one Dutch resident constituent entity (including permanent establishments situated in the Netherlands) or a large-scale domestic group, both within the meaning of the Dutch Minimum Tax Act 2024, provided that such a group has an annual revenue of at least €750,000,000 in its (consolidated) financial statements in at least two of the four reporting years immediately preceding the relevant (reporting) year. If a holder of Class A shares is part of such a multinational enterprise group or a large-scale domestic group, any benefits derived or deemed to be derived from the Class A shares, including any capital gains realized on any transfer of the Class A shares, may be subject to a (top-up) tax of up to 15% in the Netherlands.

Withholding Taxes
General
A holder of Class A shares is generally subject to Dutch dividend withholding tax pursuant to the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965) (the “DWTA”) at a rate of 15% on dividends distributed by Nebius. Generally, Nebius is responsible for the withholding of such dividend withholding tax at source.
Dividends distributed by Nebius include, but are not limited to:
(i)
distributions of profits in cash or in kind, whatever they be named and in whatever form;

(ii)
proceeds from the liquidation of Nebius or proceeds from the repurchase of the Class A shares by Nebius, other than as a temporary portfolio investment (tijdelijke belegging), in excess of the average paid-up capital on the relevant shares recognized for the purposes of the DWTA;

(iii)
the par value of the Class A shares issued to a holder of Class A shares or an increase in the par value of the Class A shares, to the extent that no related contribution, recognized for DWTA purposes, has been made or will be made; and

(iv)
partial repayment of paid-up capital, that is

•
not recognized for DWTA purposes, or

•
recognized for DWTA purposes, to the extent that Nebius has “net profits” (zuivere winst), unless (a) the general meeting of shareholders has resolved in advance to make this repayment, and (b) the par value of the Class A shares concerned has been reduced by an equal amount by way of an amendment to the articles of association of Nebius. The term “net profits” includes anticipated profits that have yet to be realized.

Residents of the Netherlands
If a holder of Class A shares is an individual that is resident or deemed to be resident in the Netherlands or is an individual that is not resident or deemed to be resident in the Netherlands, but for whom dividends distributed by Nebius or income deemed to be derived from the Class A shares is subject to income tax under the ITA, such holder of Class A shares is generally entitled to a credit for any Dutch dividend withholding tax against his Dutch tax liability and to a refund of any residual Dutch dividend withholding tax. Entities that are resident or deemed to be resident in the Netherlands and entities that are not resident or deemed resident in the Netherlands, but for which dividends distributed by Nebius are subject to corporate income tax under the CITA, can only credit Dutch dividend withholding tax up to the total amount of their Dutch corporate income tax liability without taking into account any credit for Dutch dividend withholding tax and gaming tax (kansspelbelasting). To the extent the aggregate of the Dutch dividend withholding tax and gaming tax exceeds the aggregate Dutch corporate income tax liability in respect of the relevant year, the excess is not refunded, but carried forward to future years subject to certain restrictions and conditions.
Non-residents of the Netherlands
Depending on specific circumstances, a holder of Class A shares resident in a country other than the Netherlands and for whom dividends distributed by Nebius or income deemed to be derived from the Class A shares is not subject to tax under the ITA or the CITA may be entitled to exemptions from, reduction of, or full or partial refund of, Dutch dividend withholding tax under Dutch law, EU law, or treaties for the avoidance of double taxation concluded by the Netherlands.
A holder of Class A shares that is resident (i) in an EU member state, (ii) in a state that is a party to the Agreement on the EEA (Iceland, Liechtenstein or Norway) or (iii) in a designated third state with which the Netherlands has agreed to an arrangement for the exchange of information on tax matters and for whom dividends distributed by Nebius or income deemed to be derived from the Class A shares is not subject to tax under the ITA or the CITA, may be entitled to a full or partial refund of Dutch dividend withholding tax incurred in respect of the Class A shares if the final tax burden in respect of the dividends distributed by

Nebius of a comparable Dutch resident shareholder is lower than the Dutch dividend withholding tax incurred by the non-Dutch resident holder of Class A shares. The refund is granted upon request, and is subject to conditions and limitations. No entitlement to a refund exists if the disadvantage for the non-Dutch resident holder of Class A shares is entirely compensated in his state of residence under the provisions of a treaty for the avoidance of double taxation concluded between his state of residence and the Netherlands.
Residents of the United States
A holder of Class A shares who is resident in the United States for purposes of the 1992 treaty for the avoidance of double taxation between the United States and the Netherlands, as amended most recently by the Protocol signed 8 March 2004 (the “US Treaty”) and who is entitled to the benefits of the US Treaty, will be entitled to an exemption from or a reduction of Dutch dividend withholding tax, inter alia, in the following situations:
(i)
if the US holder of Class A shares is an exempt pension trust as described in Article 35 of the US Treaty or an exempt organization as described in Article 36 of the US Treaty, the US holder of Class A shares is entitled to an exemption from Dutch dividend withholding tax; and

(ii)
if the US holder of Class A shares is a company that directly holds at least 10%, but less than 80% of the voting power in Nebius, the US holder of Class A shares will be entitled to a reduction of Dutch withholding tax to a rate of 5% (see “Material Dutch and U.S. Federal Income Tax Consequences — Taxation in the United States”).

A US holder of Class A shares that qualifies for an exemption from, or a reduction of, Dutch dividend withholding tax may generally claim (i) an exemption or reduction at source, or (ii) a refund, by making the requisite filings within three years after the end of the calendar year in which the Dutch dividend withholding tax was levied.
Beneficial ownership
According to Dutch domestic anti-dividend stripping rules, no credit against Dutch tax, exemption from, reduction, or refund of Dutch dividend withholding tax will be granted if the recipient of the dividends paid by Nebius is not considered to be the beneficial owner (uiteindelijk gerechtigde) of those dividends.
The DWTA provides for a non-exhaustive negative description of a beneficial owner. According to the DWTA, a holder of Class A shares will not be considered the beneficial owner of the dividends if as a consequence of a combination of transactions:
(i)
a person other than the holder of Class A shares wholly or partly, directly or indirectly, benefits from the dividends;

(ii)
whereby this other person retains or acquires, directly or indirectly, an interest similar to that in the Class A shares on which the dividends were paid; and

(iii)
that other person is entitled to a credit, reduction or refund of Dutch dividend withholding tax that is less than that of the holder of Class A shares.

In general terms, the burden of proof with respect to beneficial ownership of dividends distributed by Nebius for an exemption from or a reduction of Dutch dividend withholding tax rests with the holder of Class A shares. For a credit against Dutch taxes or a refund of Dutch dividend withholding taxes, the burden of proof rests with the Dutch tax authorities unless the holder of Class A shares would receive dividends, including dividends on the Class A shares, in a calendar or financial year in respect of which an aggregate amount of more than €1,000 in Dutch dividend withholding tax would be due based on the rate of 15%.
Taxes on Income and Capital Gains
Residents of the Netherlands
The description of certain Dutch tax consequences in this part of the taxation in the Netherlands section is only intended for the following holders of Class A shares:

(i)
individuals who are resident or deemed to be resident in the Netherlands (“Dutch Resident Individuals”); and

(ii)
entities or enterprises that are subject to the CITA and are resident or deemed to be resident in the Netherlands (“Dutch Resident Corporate Entities”).

Dutch Resident Individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities
Dutch Resident Individuals engaged or deemed to be engaged in an enterprise (winst uit onderneming) or in miscellaneous activities (resultaat uit overige werkzaamheden) are generally subject to income tax at statutory progressive rates with a maximum of 49.50% on any benefits derived or deemed to be derived from the Class A shares, including any capital gains realized on any transfer of the Class A shares, where those benefits are attributable to:
(i)
an enterprise from which a Dutch Resident Individual derives profits, whether as an entrepreneur (ondernemer) or by being co-entitled (medegerechtigde) to the net worth of this enterprise other than as an entrepreneur or shareholder; or

(ii)
miscellaneous activities, including activities which are beyond the scope of active portfolio investment activities (meer dan normaal vermogensbeheer).

Dutch Resident Individuals not engaged or deemed to be engaged in an enterprise or in miscellaneous activities
Generally, Class A shares held by a Dutch Resident Individual who is not engaged or deemed to be engaged in an enterprise or in miscellaneous activities, or who is so engaged or deemed to be engaged but the Class A shares are not attributable to that enterprise or miscellaneous activities, will be subject to an annual income tax imposed on a fictitious yield on the fair market value of the Class A shares on January 1 of each calendar year under the regime for savings and investments (inkomen uit sparen en beleggen). The annual taxable benefit from a Dutch Resident Individual’s assets and liabilities taxed under this regime, including the Class A shares, is based on fictitious percentages, subject to rebuttal by the Dutch Resident Individual as described below, applied to the fair market value of (i) bank savings, (ii) other assets, including the Class A shares, and (iii) liabilities.
Taxation only occurs if and to the extent the sum of the fair market value of bank savings and other assets minus the fair market value of the liabilities exceeds a certain threshold (heffingvrij vermogen). The tax rate under the regime for savings and investments is a flat rate of 36%.
For the calendar year 2025, the fictitious percentages applicable to the first and third category mentioned above (bank savings and liabilities) have not yet been determined. The fictitious yield percentage applicable to the second category mentioned above (other assets, including the Class A shares) is 5.88% for the calendar year 2025.
Certain transactions that have the effect of reducing the fictitious yield by shifting assets between the aforementioned categories (i) and (ii) or increasing liabilities in any three month period starting before and ending after 1 January of the relevant year will for this purpose be ignored unless the holder of Class A shares can demonstrate that such transactions are implemented for other reasons than tax reasons.
In connection with decisions of the Dutch Supreme Court that the regime for savings and investments under specific circumstances may be incompatible with the European Convention on Human Rights, a law entered into force on July 19, 2025, introducing a rebuttal scheme for taxpayers with retroactive effect, partially to January 1, 2017 and partially to January 1, 2023. Taxpayers have the possibility to rebut the applicable fictitious yield percentage if the actual yield (determined in accordance with the specific rules set out in the aforementioned law) in a certain year is lower. The mere value increase of assets, such as unrealized capital gains on the Class A shares, is also considered a realized yield for the application of the rebuttal scheme. If taxpayers succeed in their rebuttal, for which they need to fill out a form that the Dutch tax authorities made available, taxation under the regime for savings and investments is only due in respect of the actual yield realized in the relevant year. The rebuttal scheme is an interim solution for the period until a new regime for taxation of savings and investments is adopted, which is expected to be as of January 1, 2028. Holders of Class A shares are advised to consult their own tax adviser regarding the use of the rebuttal scheme and to ensure that tax is levied in line with the decisions of the Dutch Supreme Court.

Dutch Resident Corporate Entities
Dutch Resident Corporate Entities are generally subject to corporate income tax at statutory rates up to 25.8% on any benefits derived or deemed to be derived from the Class A shares, including any capital gains realized on their transfer.
Non-Residents of the Netherlands
The description of certain Dutch tax consequences in this part of the taxation in the Netherlands section is only intended for the following holders of Class A shares:
(i)
individuals who are not resident and not deemed to be resident in the Netherlands (“Non-Dutch Resident Individuals”); and

(ii)
entities that are not resident and not deemed to be resident in the Netherlands (“Non-Dutch Resident Corporate Entities”).

Non-Dutch Resident Individuals
A Non-Dutch Resident Individual will not be subject to any Dutch taxes on income or capital gains derived from the purchase, ownership and disposal or transfer of the Class A shares, other than withholding tax as described above, unless:
(i)
the Non-Dutch Resident Individual derives profits from an enterprise, whether as entrepreneur or by being co-entitled to the net worth of this enterprise other than as an entrepreneur or shareholder and this enterprise is fully or partly carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the Class A shares are attributable;

(ii)
the Non-Dutch Resident Individual derives benefits from miscellaneous activities carried on in the Netherlands in respect of the Class A shares, including activities which are beyond the scope of active portfolio investment activities; or

(iii)
the Non-Dutch Resident Individual is entitled to a share — other than by way of securities — in the profits of an enterprise, which is effectively managed in the Netherlands and to which the Class A shares are attributable.

Non-Dutch Resident Corporate Entities
A Non-Dutch Resident Corporate Entity will not be subject to any Dutch taxes on income or capital gains derived from the purchase, ownership or transfer of the Class A shares, other than withholding tax as described above, unless:
(i)
the Non-Dutch Resident Corporate Entity derives profits from an enterprise, which is fully or partly carried on through a permanent establishment or a permanent representative in the Netherlands to which the Class A shares are attributable; or

(ii)
the Non-Dutch Resident Corporate Entity is entitled to a share — other than by way of securities — in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which the Class A shares are attributable.

Under certain specific circumstances, treaties for the avoidance of double taxation may restrict the extent to which Non-Dutch Resident Individuals and Non-Dutch Resident Corporate Entities are subject to Dutch taxes in connection with the acquisition, holding, settlement, redemption, and transfer of the Class A shares.
Dutch Gift Tax or Inheritance Tax
No Dutch gift tax or inheritance tax is due in respect of any gift of the Class A shares by, or inheritance of the Class A shares on the death of, a holder of Class A shares, unless:

(i)
the holder of Class A shares is resident, or is deemed to be resident, in the Netherlands at the time of the gift or death of the holder of Class A shares;

(ii)
the holder of Class A shares dies within 180 days after the date of the gift of the Class A shares and was, or was deemed to be, resident in the Netherlands at the time of the holder of Class A shares’ death but not at the time of the gift; or

(iii)
the gift of the Class A shares is made under a condition precedent and the holder of Class A shares is resident, or is deemed to be resident, in the Netherlands at the time the condition is fulfilled.

Other Taxes and Duties
No other Dutch taxes, including turnover or value added taxes and taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by, or on behalf of, the holder of Class A shares by reason only of the purchase, ownership or transfer of the Class A shares.
Residency
A holder of Class A shares will not become a resident or deemed resident of the Netherlands solely as a result of holding the Class A shares.
Taxation in the United States
The following summary of the material U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of our Class A shares is based upon current law and does not purport to be a comprehensive discussion of all the tax considerations that may be relevant to a decision to purchase our Class A shares. This summary is based on current provisions of the Internal Revenue Code, existing, final, temporary and proposed United States Treasury Regulations, administrative rulings and judicial decisions, in each case as available on the date of this Annual Report. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.
This section summarizes the material U.S. federal income tax considerations relevant to U.S. holders, as defined below, of Class A shares. This summary addresses only the U.S. federal income tax considerations for U.S. holders that hold the Class A shares as capital assets. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder, nor does it address any state, local or non-U.S. tax matters or matters relating to any U.S. federal tax other than the income tax. Each investor should consult its own professional tax advisor with respect to the tax consequences of the purchase, ownership and disposition of the Class A shares. This summary does not address tax considerations applicable to a holder of Class A shares that may be subject to special tax rules including, without limitation, the following:
•
persons who may be subject to special tax treatment, including dealers in securities or currencies, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, governmental organizations, brokers, dealers or traders in securities, commodities or currencies, partnerships, S corporations or other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes, “controlled foreign corporations,” “passive foreign investment companies,” foreign corporations subject to the accumulated earnings tax, or insurance companies;

•
persons that hold the Class A shares as part of a wash sale, hedge, straddle, conversion, constructive sale or similar transaction;

•
persons that hold the Class A shares through entities or arrangements treated as partnerships or certain other pass-through entities for U.S. federal income tax purposes;

•
persons that are former citizens or long-term residents of the United States;

•
persons that own (or are deemed to own) 10% or more of our voting shares;

•
persons who acquire our Class A shares pursuant to the exercise of any employee share option or otherwise as compensation;

•
persons that hold their Class A shares through a permanent establishment or fixed base outside the United States; and

•
persons subject to the special tax accounting rules under Section 451(b) of the Code relating to items of gross income with respect to the Class A shares that are taken into account in an “applicable financial statement” (as defined in the Code).

Further, this summary does not address alternative minimum tax consequences, the potential application of the Medicare contribution tax on net investment income, or indirect effects on the holders of equity interests in entities that own our Class A shares. In addition, this discussion does not consider the U.S. tax consequences to non-U.S. holders of Class A shares.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF CLASS A SHARES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For the purposes of this summary, a “U.S. holder” is a beneficial owner of Class A shares that is, for U.S. federal income tax purposes:
•
an individual who is either a citizen or resident of the United States;

•
a corporation created or organized in or under the laws of the United States or any state of the United States or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more “United States persons,” within the meaning of the Internal Revenue Code, have the authority to control all of the substantial decisions of such trust, or the trust has in effect a valid election to be treated as a United States person despite not satisfying such requirements.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Class A shares, the tax treatment of an owner in such an entity will depend on the status of the owner, the activities of such entity and certain determinations made at the owner level. Accordingly, entities treated as partnerships for U.S. federal income tax purposes holding Class A shares and the owners in such entities should consult their tax advisors.
We will not seek a ruling from the U.S. Internal Revenue Service (“IRS”) with regard to the U.S. federal income tax treatment of an investment in our Class A shares, and we cannot assure you that the IRS will agree with the conclusions set forth below.
Distributions.   Subject to the discussion under “Passive Foreign Investment Company Considerations” below, the gross amount of any distribution (including any amounts withheld in respect of Dutch withholding tax) actually or constructively received by a U.S. holder with respect to Class A shares will be taxable to the U.S. holder as a dividend to the extent paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be nontaxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in the Class A shares. Distributions in excess of our current and accumulated earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as capital gain from the sale or exchange of property. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a nontaxable return of capital or as capital gain under the rules described above. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution. The U.S. holder will not be eligible for any dividends received deduction in respect of the dividend otherwise allowable to corporations. If certain holding period and other requirements, including a requirement that we are not a “passive foreign investment company” (a “PFIC”) in the year of the dividend or the immediately preceding year, are met, dividends a non-corporate U.S. holder of Class A shares receives from us generally will be “qualified dividend income” subject to preferential tax rates. You should consult your tax advisor regarding the availability of these preferential tax rates under your particular circumstances.
Dividends received by a U.S. holder with respect to Class A shares generally will be treated as foreign source income for the purposes of calculating that holder’s foreign tax credit limitation. Subject to applicable conditions and limitations, and subject to the discussion in the next two paragraphs, any Dutch income tax withheld on dividends may be deducted from taxable income or credited against a U.S. holder’s U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us generally will constitute “passive category income” (but, in the case of some U.S. holders, may constitute “general category income”).
Upon making a distribution to shareholders, we may be permitted to retain a portion of the amounts withheld as Dutch dividend withholding tax. See “— Taxation in the Netherlands — Withholding Taxes.” The amount of Dutch withholding tax that we may retain reduces the amount of dividend withholding tax that we are required to pay to the Dutch tax authorities but does not reduce the amount of tax we are required to withhold from dividends paid to U.S. holders. In these circumstances, it is likely that the portion of dividend withholding tax that we are not required to pay to the Dutch tax authorities with respect to dividends distributed to U.S. holders would not qualify as a creditable tax for U.S. foreign tax credit purposes. You should consult your tax advisor regarding the creditability or deductibility of any Dutch tax withheld.
Sale or other disposition of Class A shares.   A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale or exchange of Class A shares in an amount equal to the difference between the amount realized from such sale or exchange and the U.S. holder’s tax basis for those Class A shares. Subject to the discussion under “Passive Foreign Investment Company Considerations” below, this gain or loss will be capital gain or loss and will generally be treated as from sources within the United States. Capital gain or loss will be long-term capital gain or loss if the U.S. holder held the Class A shares for more than one year at the time of the sale or exchange; in general, long-term capital gains realized by noncorporate U.S. holders are eligible for reduced rates of tax. The deductibility of losses incurred upon the sale or other disposition of capital assets is subject to limitations.
Passive foreign investment company considerations.   A corporation organized outside the United States generally will be classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes in any taxable year in which, after applying the applicable look-through rules, either: (i) at least 75% of its gross income is passive income, or (ii) at least 50% of the average gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. In arriving at this calculation, a pro rata portion of the income and assets of each corporation in which we own, directly or indirectly, at least a 25% interest by value, must be taken into account. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.
Based on estimates of our gross income and the average value of our gross assets, and on the nature of the active businesses conducted by our “25% or greater” owned subsidiaries, we believe that we were not a PFIC for U.S. federal income tax purposes for the 2024 tax year, and we do not expect to be a PFIC in the current taxable year and do not expect to become one in the foreseeable future. There is a change of business exception to PFIC status that, in general terms, applies if a foreign corporation otherwise would be a PFIC for a year because it has disposed of one or more active businesses, so long as the foreign corporation is not a PFIC during the two succeeding years, and that might apply to us if we were found to have been a PFIC for the 2024 tax year, after taking into account the significant divestment transaction we completed in 2024. There is limited guidance as to the application of this exception, and it is unclear whether this exception would apply to us, if it were determined, absent this exception, that we were a PFIC for the 2024 tax year. In addition, because our status for any taxable year will depend on the composition of our income and assets and the value of our assets for such year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year. In particular, the value of our assets may be determined in large part by reference to the market price of our Class A shares, which may fluctuate considerably.

If we were a PFIC for any taxable year during which a U.S. holder held Class A shares, gain recognized by the U.S. holder on a sale or other disposition (including a pledge) of the Class A shares would be allocated ratably over the U.S. holder’s holding period for the Class A shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the resulting tax liability for that taxable year. Similar rules would apply to the extent any distribution in respect of Class A shares exceeds 125% of the average of the annual distributions on Class A shares received by a U.S. holder during the preceding three years or the holder’s holding period for the Class A shares. Elections may be available that would result in alternative treatments (such as a mark-to-market treatment) of the Class A shares. In addition, if we are considered a PFIC for the current taxable year or any future taxable year, U.S. holders will be required to file annual information returns for such year, whether or not the U.S. holder disposed of any Class A shares or received any distributions in respect of Class A shares during such year.
If we are a PFIC in any year with respect to which a U.S. holder owns the Class A shares, we will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns the Class A shares, regardless of whether we continue to meet the tests described above unless we cease to be a PFIC and the U.S. holder makes a “deemed sale” election under the PFIC rules. If such a deemed sale election is made, a U.S. holder will be deemed to have sold the Class A shares the U.S. holder holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the rules described above. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. holder’s Class A shares with respect to which such election was made will not be treated as shares in a PFIC and the U.S. holder will not be subject to the rules described above with respect to any “excess distribution” the U.S. holder receives from us or any gain from an actual sale or other disposition of the Class A shares. U.S. holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we are a PFIC and cease to be a PFIC and such election becomes available.
YOU ARE STRONGLY URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE CLASS A SHARES.
Backup Withholding and Information Reporting.   U.S. holders generally will be subject to information reporting requirements with respect to dividends on Class A shares and on the proceeds from the sale, exchange or disposition of Class A Shares that are paid within the United States or through U.S. related financial intermediaries, unless the U.S. holder is an “exempt recipient.” In addition, certain U.S. holders who are individuals may be required to report to the IRS information relating to their ownership of the Class A shares, subject to certain exceptions (including an exception for shares held in an account maintained by a U.S. financial institution). U.S. holders may be subject to backup withholding on dividends on Class A shares and on the proceeds from the sale, exchange or disposition of Class A shares that are paid within the United States or through U.S. related financial intermediaries, unless the U.S. holder provides a taxpayer identification number and a duly executed IRS Form W9 or otherwise establishes an exemption. Backup withholding is not an additional tax and the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Information With Respect to Foreign Financial Assets.   Certain U.S. persons that own “specified foreign financial assets” with an aggregate value in excess of certain thresholds, generally are required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by non-U.S. financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in non-U.S. entities. The Class A shares may be subject to these rules. You are urged to consult your tax advisor regarding the application of this legislation to your ownership of the notes or Class A shares.

Documents on Display
We are subject to the periodic reporting and other informational requirements of the Exchange Act that are applicable to foreign private issuers. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F no later than four months after the close of each fiscal year, which is December 31. Such reports and other information, when so filed, may be accessed at www.sec.gov/edgar or at https://group.nebius.com/sec-filings. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement, any other applicable prospectus supplement or any related free writing prospectus. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement with respect to the Class A shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Class A shares indicated in the following table. Goldman Sachs & Co. LLC is the representative of the underwriters (the “Representative”).
Name	Number of Shares
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
BofA Securities, Inc.
Citigroup Global Markets Inc.
Total
The underwriters and the Representative are collectively referred to as the “underwriters.”. The underwriters are offering the Class A shares subject to their acceptance of the Class A shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Class A shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are committed to take and pay for all of the Class A shares being offered, if any are taken, other than the Class A shares covered by the option described below unless and until this option is exercised.
The underwriters have an option to buy up to an additional         Class A shares from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days from the date of this prospectus supplement. If any Class A shares are purchased pursuant to this option, the underwriters will severally purchase Class A shares in approximately the same proportion as set forth in the table above.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional         Class A shares.
	Per Share	Total
		No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$
Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $    per share from the initial public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriters initially propose to offer part of the Class A shares directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $    per Class A shares under the public offering price. After the initial offering of the Class A shares, the offering price and other selling terms may from time to time be varied by the representative.
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $        . We have also agreed to reimburse the underwriters for certain of their expense in an amount up to $        .
Our Class A shares are listed on Nasdaq under the symbol “NBIS.”

Concurrently with this offering of Class A shares, we are offering (i) 2030 Notes in the aggregate original principal amount of $1.0 billion (or $1.15 billion if the initial purchasers of such offering exercise in full their option to purchase additional 2030 Notes) and (ii) 2032 Notes in the aggregate original principal amount of $1.0 billion (or $1.15 billion if the initial purchasers of such offering exercise in full their option to purchase additional 2032 Notes) each to QIBs in an offering exempt from the registration requirements of the Securities Act in reliance on Rule 144A of the Securities Act, pursuant to a separate offering memorandum for the Concurrent Convertible Notes Offering (and not pursuant to this prospectus supplement nor the accompanying base prospectus). Neither the completion of this offering nor the completion of the Concurrent Convertible Notes Offering is contingent on the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, or at all. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities being offered in the Concurrent Convertible Notes Offering or the Class A shares, if any, deliverable upon conversion of the Concurrently Offered Notes. See “Description of Concurrent Convertible Notes Offering” for a summary of the terms of the Concurrently Offered Notes and a further description of the Concurrent Convertible Notes Offering.
We have agreed for a period from the date of this prospectus supplement through and including the date that is 45 days after the date hereof (the “Lock-Up Period”) not to offer, issue, sell or otherwise transfer or dispose of any securities of the Company that are substantially similar to the Class A shares without the prior written consent of Goldman Sachs & Co. LLC on behalf of the underwriters, subject to certain exceptions.
Our executive officers and directors (each a “Lock-Up Party,” collectively, the “Lock-Up Parties”) have agreed for the Lock-Up Period not to (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any Class A shares or any options or warrants to purchase any Class A shares, or any securities convertible into, exchangeable for or that represent the right to receive Class A shares (such Class A shares, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the Lock-Up Party, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the Lock-Up Party or someone other than the Lock-Up Party), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Class A shares or other securities, in cash or otherwise, (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above.
Notwithstanding the foregoing, the Lock-Up Parties may transfer the Lock-Up Securities: (i) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, (ii) upon death by will, testamentary document or intestate succession, (iii) if the Lock-Up Party is a natural person, to any member of the Lock-Up Party’s immediate family ( with “immediate family” meaning any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the Lock-Up Party or the immediate family of the Lock-Up Party or, if the Lock-Up Party is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the Lock-Up Party and the immediate family of the Lock-Up Party are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) if the Lock-Up Party is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Lock-Up Party, or to any investment fund or other entity which fund or entity is controlled or managed by the Lock-Up Party or affiliates of the Lock-Up Party, or (B) as part of a distribution by the Lock-Up Party to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders, (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (viii) to us from an employee of ours upon death, disability or termination of employment, in each case, of such employee, (ix) pursuant to a trading plan established in accordance with Rule 10b5-1 (a “10b5-1 Plan”) under the Exchange Act prior to the date hereof, provided that such 10b5-1 Plan was established and disclosed to Goldman Sachs & Co. LLC prior to the Lock-Up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Lock-Up Party regarding sales made under such plan during the Lock-Up Period, such announcement or filing shall include a statement to the effect that the sale of Class A shares is being made pursuant to the Lock-Up Party’s 10b5-1 Plan established prior to the date hereof, (x) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase Class A shares (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the Lock-Up Period, including any transfer to us for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of such lock-up agreement, or (xi) with the prior written consent of Goldman Sachs & Co. LLC on behalf of the underwriters.
The Lock-Up Parties are also permitted to (i) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by us, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be required or shall be voluntarily made regarding the establishment of such plan during the Lock-Up Period; and (ii) transfer the Lock-Up Party’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our share capital involving a Change of Control (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of ordinary shares if, after such transfer, such person or group of affiliated persons would hold at least a majority of our outstanding voting securities (or our surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Lock-Up Party’s Lock-Up Securities shall remain subject to the provisions of such lock-up agreement.
In connection with the offering, the underwriters may purchase and sell Class A shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Class A shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional Class A shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional Class A shares or purchasing Class A shares in the open market. In determining the source of Class A shares to cover the covered short position, the underwriters will consider, among other things, the price of Class A shares available for purchase in the open market as compared to the price at which they may purchase additional Class A shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional Class A shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing Class A shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the class A ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of class A ordinary shares made by the underwriters in the open market prior to the completion of the offering.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, participating in this offering. The representative may agree to allocate a number of shares of Class A shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.
European Economic Area
In relation to each EEA Member State (each a “Relevant Member State”), no Class A shares have been offered or will be offered pursuant to the Offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Class A shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the Class A shares may be offered to the public in that Relevant Member State at any time:
a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the Joint Global Coordinators for any such offer; or

c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Class A shares shall require the Company and/or Selling Shareholders or any Bank to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an ‘offer to the public’ in relation to the Class A shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase any Class A shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Each person in a Relevant Member State who receives any communication in respect of, or who acquires any Class A shares under, the Offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the Underwriters and their affiliates and the Company that:
a)
it is a qualified investor within the meaning of the Prospectus Regulation; and

b)
in the case of any Class A shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the Class A shares acquired by it in the Offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the Representative has been given to the offer or resale; or (ii) where the Class A shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those Class A shares to it is not treated under the Prospectus Regulation as having been made to such persons.

The Company, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the Representative of such fact in writing may, with the prior consent of the Representative, be permitted to acquire Class A shares in the Offering.
United Kingdom
This Prospectus and any other material in relation to the Class A shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this Prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in

Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any Class A shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The Class A shares are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the Class A shares will be engaged in only with, the Relevant Persons. This Prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this Prospectus or any of its contents.
No Class A shares have been offered or will be offered pursuant to the Offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Class A shares which has been approved by the Financial Conduct Authority, except that the Class A shares may be offered to the public in the United Kingdom at any time:
a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

c)
in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the Class A shares shall require the Company and/or any underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the Class A shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Each person in the UK who acquires any Class A shares in the Offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the underwriters and their affiliates that it meets the criteria outlined in this section.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The Class A shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies

(Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A shares may not be circulated or distributed, nor may the Class A shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the Class A shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Class A shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)
Where the Class A shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Switzerland
We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the securities being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licensable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This pospectus supplement and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A shares offered should conduct their own due diligence on the Class A shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the Class A shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Class A shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Class A shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Class A shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $      .
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS
Certain legal matters with respect to Dutch law in connection with the validity of the Class A shares being offered by this prospectus supplement will be passed upon for us by Warendorf, Amsterdam, the Netherlands. Morgan, Lewis & Bockius LLP has advised us as to certain U.S. legal matters. Latham & Watkins LLP is counsel to the underwriters as to certain U.S. legal matters in connection with this offering.
EXPERTS
The consolidated financial statements of Nebius Group N.V. as of December 31, 2024, and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of Reanda Audit & Assurance B.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements as of December 31, 2023 and for each of the two years in the period ended December 31, 2023, incorporated into this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2024, have been so incorporated in reliance on the report of Joint-Stock Company “Technologies of Trust — Audit”, (which contains an explanatory paragraph that describes that substantial doubt about the Company’s ability to continue as a going concern has been removed as discussed in Note 1 to the consolidated financial statements) an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of the registration statement on Form F-3ASR we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Our annual report on Form 20-F for the year ending December 31, 2024 has been filed with the SEC. We have also furnished reports with the SEC on Form 6-K. Such reports and other information filed with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We have filed with the SEC a registration statement on Form F-3ASR under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the sale of the Class A shares covered by this prospectus supplement:
•
our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 30, 2025;

•
our Report on Form 6-K filed with the SEC on September 10, 2025, containing our condensed consolidated interim financial statements for the six months ended June 30, 2025;

•
our Reports on Form 6-K filed on May 7, 2025, May 30, 2025, June 5, 2025, August 22, 2025, and September 8, 2025; and

•
our description of our ordinary shares contained in Exhibit 2.1 of our Annual Report on Form 20-F (File No. 001-35173) filed with the SEC on April 30, 2025, and including any amendments and reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.
Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
We make available, free of charge, through our website at https://group.nebius.com under “For Investors” our Annual Reports on Form 20-F, Reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement and should not be considered part of this prospectus supplement. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information that we file with the SEC at www.sec.gov. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus supplement) by writing at the following address:
Nebius Group N.V
Schiphol Boulevard 165
1118 BG, Schiphol, the Netherlands
askIR@nebius.com
You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS
Class A Ordinary Shares
Warrants
Debt Securities
Subscription Rights
Units

We may offer and sell from time to time, in one or more offerings, together or separately, Class A ordinary shares (“Class A shares”), warrants, debt securities, subscription rights, units or any combination thereof as described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for Class A shares or debt securities, and the debt securities may be convertible into or exchangeable for Class A shares or other debt securities. Additionally, any selling securityholders may offer and sell from time to time, in one or more offerings, Class A shares as described in this prospectus.
Each time we or any selling securityholders offer and sell securities, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. We will not receive any proceeds from the sale of securities by selling securityholders. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. A prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.
We have three classes of ordinary shares: Class A shares, Class B shares and Class C shares. Each Class A share is entitled to one vote per share. Each Class B share is entitled to ten votes per share and is convertible at any time into one Class A share and one Class C share. Our Class C shares are issued only to facilitate the conversion of our Class B shares into Class A shares under Dutch law and, for the limited period of time during which they are outstanding, will be voted by the foundation that holds these shares in the same proportion as the votes by holders of our Class A shares and our Class B shares, so as not to influence the outcome of any vote.
We or our selling securityholders may offer and sell our securities to or through one or more agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods, in each case on a continuous or delayed basis. If any third parties are used to sell our securities, we or our selling securityholders will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section of this prospectus entitled “Plan of Distribution.”
Our Class A shares trade on the Nasdaq Global Select Market, or Nasdaq, under the symbol “NBIS.” On May 1, 2025, the last reported sale price of our Class A shares on Nasdaq was $23.92 per share.
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4 of this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 2, 2025.

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ABOUT THIS PROSPECTUS
This prospectus forms part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using an automatic “shelf” registration process. Under this shelf registration, we or our selling securityholders may offer our Class A shares, and we may offer various series of warrants to purchase Class A shares or debt securities, subscription rights, units or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we or our selling securityholders may offer. Each time we or our selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the specific offering. If any such securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and the documents incorporated herein and therein before you invest in our securities. To the extent that statements that we make in this prospectus or any documents incorporated by reference herein are inconsistent with any statement made or incorporated by reference in any applicable prospectus supplement, the statements made or incorporated by reference in the applicable prospectus supplement will be deemed to modify or supersede those statements made in this prospectus and documents incorporated by reference herein.
Neither we nor any selling securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or the documents incorporated herein or therein by reference is accurate as of any date other than their respective dates. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all information contained in this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, and any related free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.
For investors outside the United States: Neither we nor any selling securityholders have done anything that would permit any offering under this prospectus or possession or distribution of this prospectus or any applicable prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus and any applicable prospectus supplement.
The terms “Nebius,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Nebius Group N.V., a Netherlands public limited company, and its subsidiaries unless we state otherwise or the context indicates otherwise. References in this prospectus to “U.S. dollars” or “$” are to United States dollars.
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.
Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.

SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Company Overview
Nebius is a global technology company building full-stack AI cloud infrastructure to support the rapid growth of the AI industry. Our mission is to power AI innovation with dedicated, high-performance infrastructure including an AI cloud platform purpose-built for AI innovators, from individual developers to startups to the largest enterprises. To do this, we provide the compute, storage, managed services and critical software they need to train, run, and deploy models and apps quickly and efficiently. We deliver accelerated compute and data storage solutions that power AI application development and deployment at scale, offering our customers a full range of consumption options ranging from on-demand to fully managed infrastructure to “bare metal” deployments. We are one of the largest specialized AI cloud providers, with a significant presence in Europe and rapid ongoing expansion in the U.S.
As AI adoption accelerates, we expect the demand for the services we offer to continue to grow rapidly. The AI technology market is projected to reach $800 billion by 2030, growing at a 29% CAGR from 2023 to 2030. We estimate that the total addressable market for GPU-as-a-Service and AI cloud will exceed $260 billion by 2030, with a 35% CAGR over the same period.
Our full-stack approach encompasses data centers, in-house-designed hardware, and an intelligent software layer, enabling us to deliver accelerated compute clusters, a proprietary cloud platform, and advanced tools for AI model training and inference. This ensures end-to-end optimization that combines the reliability and user experience of a hyperscaler with the flexibility and efficiency of purpose-built AI infrastructure.
We own and operate a data center in Finland, and also operate co-location sites in France and Iceland. In early 2025, we commissioned our first US-based co-location site in Kansas City, Missouri and began construction of a build-to-suit facility in Vineland, New Jersey. The New Jersey site is a phased development scalable up to 300 MW, with initial capacity expected to be available in the second half of 2025. We plan to dedicate the facility’s incremental capacity to NVIDIA next generation Blackwell GPUs. As of March 31, 2025, our total capacity stood at approximately 30,000 GPUs, most of which are NVIDIA H200s. We plan to further expand our data center footprint in other regions.
We have optimized our AI-native cloud platform for highly intensive, distributed AI workloads. Our full-stack solution is built for efficiency and reliability, and optimizes resource allocation through continuous innovation across every layer of our infrastructure. Unlike the majority of “neoclouds”, we built our infrastructure from the ground up, designing servers and racks in-house and embedding innovation in the design of our data centers to maximize compute performance. This also gives us full control over performance optimization, reliability, and cost efficiency. Unlike off-the-shelf hardware, our designs are tailored specifically for AI workloads, enabling optimized power and cooling efficiency, lower latency, and seamless integration with our cloud platform. This not only improves performance and reliability, but also gives us flexibility on pricing, provides cost savings for customers by maximizing resource utilization and minimizing hardware bottlenecks, and enables us to be competitive for our customers. We believe this deep hardware integration delivers substantial benefits to customers building transformative applications across many diverse industries including healthcare, robotics, and entertainment.
Our purpose-built software allows us to quickly and efficiently provision compute resources on-demand from a single node to thousands of nodes. This flexibility ensures customers can handle everything from small-scale experiments in our self-service offering, to enterprise-grade AI training and inference, without over-provisioning, and to adjust resources dynamically to meet their evolving needs.
Our close-knit and highly experienced team has over a decade of expertise working together to design, scale and operate data centers, cloud-based infrastructure and software solutions. With hundreds of engineers across Europe, the US and Israel, including specialists in data-center construction and operations, hardware R&D, AI cloud platform development, and AI research and development, we maintain full control over our technology stack, ensuring seamless integration of every aspect from infrastructure to AI services, with 24/7 service globally. Our team’s long-standing partnerships with leading chipmakers and OEMs further enhance our infrastructure capabilities.
Our customers range from technology companies and AI-native startups to research labs and individual developers building the next generation of AI models, applications and services. They choose our platform for its flexibility, reliability, and comprehensive support for diverse AI workloads.
In addition to our core AI infrastructure business, we have three distinct businesses that operate under separate brands: Avride, a developer of autonomous driving technology for self-driving vehicles and delivery robots; Toloka, a data partner for AI model training, evaluation, and development; and TripleTen, a leading edtech platform focused on re-skilling individuals for careers in technology.
Corporate Information
Our principal executive offices are located at Schiphol Boulevard 165, 1118 BG, Schiphol, the Netherlands, and our website is https://group.nebius.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 20-F for the year ended December 31, 2024, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the U.S. Securities Exchange Commission, or SEC, in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. All statements contained or implied other than statements of historical facts, including, without limitation, statements regarding our business plans, market opportunities, capacity buildout plans, capital expenditure requirements, financing requirements and projected financial performance, are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions.
In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual results may differ materially from the results predicted or implied by such statements, and our reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted or implied by such statements include, among others, our ability to:
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successfully operate and develop a fundamentally different, early-stage, capital-intensive business following the divestment of a significant portion of our historical operations;

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obtain any further debt or equity financing that may be necessary to achieve our objectives;

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successfully identify sites and enter into purchase, lease, build-to-suit or acquisition agreements with respect to additional data center capacity;

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obtain cost-effective and reliable access to electrical power for such sites, to implement our business plans;

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remediate our material weaknesses in our internal control over financial reporting;

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adapt to rapidly changing and expanding laws and regulations, including export control requirements;

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continue to successfully capture customers; and

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continue to successfully obtain required supplies of hardware on acceptable terms.

Many of these risks and uncertainties depend on the actions of third parties and are largely outside of our control. Our actual results of operations may also differ materially from those stated in or implied by such forward-looking statements as a result of a variety of factors, including those described under the caption “Risk Factors” included in our Annual Report on Form 20-F for the year ended December 31, 2024.
All information in this prospectus and the documents incorporated by reference is as of the date hereof, and we undertake no duty to update this information unless required by law. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.
We operate in an evolving environment. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

TAXATION
U.S. Federal Income Tax Considerations
Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in certain of our securities. The applicable prospectus supplement may also contain information about any material U.S. federal income tax and non-U.S. tax considerations relating to the securities covered by such prospectus supplement.
Non-U.S. Tax Considerations
Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Dutch tax consequences that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about any material U.S. federal income tax and non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

ENFORCEABILITY OF CERTAIN CIVIL LIBERTIES
We are organized and existing under the laws of the Netherlands. As such, under Dutch private international law, the rights and obligations of our shareholders vis-à-vis the Company originating from Dutch corporate law and our articles of association, as well as the civil liability of our officers (functionarissen) (including our directors and executive officers) are governed in certain respects by the laws of the Netherlands.
We are not a resident of the United States and our officers may also not all be residents of the United States. As a result, depending on the subject matter of the action brought against us and/or our officers, United States courts may not have jurisdiction. If a Dutch court has jurisdiction with respect to such action, that court will apply Dutch procedural law and Dutch private international law to determine the law applicable to that action. Depending on the subject matter of the relevant action, a competent Dutch court may apply another law than the laws of the United States.
Also, service of process against non-residents of the United States can in principle (absent, for example, a valid choice of domicile) not be effected in the United States.
Furthermore, a substantial amount of our assets are located outside the United States. As of the date of this prospectus, (i) there is no treaty in force between the United States and the Netherlands for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters and (ii) both the Hague Convention on Choice of Court Agreements (2005) and the Hague Judgments Convention (2019) have entered into force for the Netherlands, but have not entered into force for the United States. Consequently, a judgment rendered by a court in the United States will not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to that United States judgment if (a) the jurisdiction of the United States court was based on a ground of jurisdiction that is generally acceptable according to international standards, (b) the judgment by the United States court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (c) binding effect of such United States judgment is not contrary to Dutch public order (openbare orde) and (d) the judgment by the United States court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. Even if such a United States judgment is given binding effect, a claim based thereon may, however, still be rejected if the United States judgment is not or no longer formally enforceable. Moreover, if the United States judgment is not final (for instance when appeal is possible or pending) a competent Dutch court may postpone recognition until the United States judgment will have become final, refuse recognition under the understanding that recognition can be asked again once the United States judgment will have become final, or impose as a condition for recognition that security is posted.
A competent Dutch court may deny the recognition and enforcement of punitive damages or other awards. Moreover, a competent Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Finally, there may be specific other instances, including pursuant to anti-boycott rules and regulations, where Dutch law prohibits the recognition and enforcement of a United States judgment. Thus, United States investors may not be able to enforce, or may experience difficulty in enforcing, a judgment obtained in a United States court against us or our officers.

DESCRIPTION OF SHARE CAPITAL
We are a Dutch public company with limited liability (naamloze vennootschap), and our affairs are governed by our articles of association, as amended, and Dutch law.
Our authorized share capital consists of 500,000,000 Class A shares, par value €0.01 per share, 37,138,658 Class B shares, par value €0.10 per share, and 37,748,658 Class C shares, par value €0.09 per share. Our Class A shares are listed on the Nasdaq Global Select Market and are held in book-entry form. The following description of our Class A shares, together with the additional information we included herein, including the material provisions of our articles of association as currently in force and relevant provisions of Dutch law and the Dutch Corporate Governance Code, is a summary and does not purport to be complete. For the complete terms of our Class A shares please refer to our articles of association, as amended, which is incorporated by reference as Exhibit 3.1 hereto.
Ordinary Shares
We have three classes of authorized ordinary shares, which vote together as a single class unless otherwise provided by our articles of association or Dutch law: Class A shares, which have one vote per share; Class B shares, which have ten votes per share; and Class C shares, which have nine votes per share.
Under Dutch law, the voting power of shares is determined by reference to their par value. Our company’s multiple class share structure is designed to give our principal shareholders increased voting power (without increasing their economic interest in our company), while also providing a means for them to convert their shares into Class A shares that can be transferred or sold, including in the public market.
Transfer and Conversion of Ordinary Shares
Because the conversion of a Class B share into a Class A share, with a lower par value, will result in a reduction of our company’s share capital (an event which cannot occur without convening a formal shareholders’ meeting), our articles of association provide that each Class B share converts (in defined circumstances) into both one Class A share and one Class C share. The Class C shares are intended to serve as a means of “storing” the additional par value of the converted Class B share until such time as the Class C share can be repurchased and cancelled by our company. We intend to repurchase and cancel any such Class C shares. To ensure that all such Class C shares are available for repurchase and cancellation, and to assure that they do not affect the outcome of any shareholder vote, any Class C shares will be held by the Conversion Foundation, a Dutch foundation managed by our board of directors. The foundation has agreed to sell any Class C shares it may hold, for no consideration, to our company at any time, and not to sell or transfer such shares to any other party. We expect that such repurchases will occur promptly following the conversion of any Class B shares into Class A shares and Class C shares, as the repurchase itself (as opposed to the cancellation of the Class C shares) does not require shareholder approval. At the first general meeting of shareholders following any such repurchase, we would seek shareholder approval for the cancellation of such Class C shares. The foundation has also agreed that it will vote any Class C shares it may hold in the same proportion as all other votes are cast at any general meeting of shareholders.
Our Class B shares are transferable only:
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To the Conversion Foundation. Upon transfer to the foundation, each Class B share converts into one Class A share and one Class C share. The foundation is obligated to transfer the Class A share to the original Class B shareholder, and to transfer the Class C share to our company as described above.

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To our company for the purposes of repurchasing Class B shares.

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By an original holder, to estate and tax planning vehicles (including trusts, corporations and partnerships) controlled by such original holder of Class B shares (subject to such entities becoming parties to the shareholders’ agreement among our Class B shareholders).

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By an original holder that is a trust, to the beneficiaries of such trusts as of October 10, 2008 (the date our Class B shares were originally created).

In addition to the above, if any Class B shares are transferred to a party not described above or the transferee ceases to meet the criteria described above the voting and economic rights of the Class B shares held by such holder or holders will lapse and the holder is obligated to transfer the Class B shares to the Conversion Foundation in exchange for Class A shares.
Our Class A shares and Class C shares are not convertible into any other class of shares in our capital.
Shareholder Meetings and Voting Rights
At our shareholders’ meetings, each Class A share is entitled to one vote, and each Class B share is entitled to ten votes. Each Class C share will be entitled to nine votes, but the Conversion Foundation has agreed with us that it will vote any Class C shares it may hold at any time in the same proportion as all other votes are cast at any general meeting of our shareholders. The Class A, B and C shares vote together as a single class on all matters, including the election of directors, except as otherwise provided in our articles of association or Dutch law.
Each shareholder has a right to attend general meetings of shareholders, either in person or by proxy, and to exercise voting rights in accordance with the provisions of our articles of association. We must hold at least one general meeting of shareholders each year. This meeting must be convened at one of several specified locations in the Netherlands within six months after the end of our fiscal year. Our board of directors may convene additional general meetings of shareholders as often as it deems necessary, or upon the request of shareholders, or other persons entitled to attend the general meetings of shareholders, representing at least 10% of the par value of our issued share capital.
We will give notice of each meeting of shareholders by notice in any manner that we may be required to follow in order to comply with applicable stock exchange requirements. In addition, we will notify registered holders of our shares by letter, cable, telex or fax, or, where permitted or required, by email or other electronic means. We will give this notice no later than the fifteenth day prior to the day of the meeting. As deemed necessary by the board of directors, either the notice will include or be accompanied by an agenda identifying the business to be considered at the meeting or will state that the agenda will be available for shareholders and other persons who are entitled to attend the general meeting of shareholders, at our offices or places of business. Shareholders representing at least 3% of the par value of our outstanding share capital have the right to request the inclusion of additional items on the agenda of shareholder meetings, provided that such request together with an explanation of such agenda items is received by us no later than 60 days before the day the relevant shareholder meeting is held.
We are exempt from the proxy solicitation rules under the Securities Exchange Act of 1934 (the “Exchange Act”).
Board of Directors; Adoption of Annual Accounts
The members of our board of directors are appointed, removed and suspended from office by the general meeting of shareholders. A resolution to remove or suspend a director requires at least a two-thirds majority of the votes cast representing at least 50% of our issued share capital. The board of directors shall be comprised of one (1) or more executive directors and three (3) or more non-executive directors. A majority of the members of the board of directors shall consist of non-executive directors.
Our board of directors must prepare annual accounts for our company, prepared in accordance with either Dutch generally accepted accounting principles or International Financial Reporting Standards, which must be audited by Dutch auditors. Our board of directors must make these available to the shareholders for inspection at our offices within five months after the end of our fiscal year. Under some special circumstances, Dutch law permits an extension of this period for up to five additional months by approval of the general meeting of shareholders. The board of directors must submit these annual accounts to the shareholders for adoption at a general meeting of shareholders. Within eight days of the adoption of these annual accounts, and not more than 12 months from the end of our fiscal year, we must publish and submit these annual accounts to the Chamber of Commerce in The Hague. We are required to file an annual report on Form 20-F, which will include our audited consolidated financial statements prepared in accordance with U.S. GAAP, with the SEC within the prescribed time period after the end of each of our fiscal years.

In the performance of its duties, the board of directors is required by Dutch law to consider the interests of Nebius, its shareholders, its employees and other stakeholders.
When the general meeting of shareholders adopts the annual accounts prepared by the board of directors, it may discharge the members of the board of directors from potential liability with respect to the exercise of their duties during the fiscal year covered by the accounts. This discharge may be given subject to such reservations as the general meeting of shareholders deems appropriate and is subject to a reservation of liability required under Dutch law. Examples of reservations of liability required by Dutch law include: (i) liability of members of boards of directors upon the bankruptcy of a company; and (ii) general principles of reasonableness and fairness. Under Dutch law, a discharge of liability does not extend to matters not properly disclosed to the general meeting of shareholders. The discharge of the board of directors must be a separate item on the agenda of the general meeting of shareholders and the members of the board of directors are not automatically discharged by adoption of the annual accounts. Any meeting of our board of directors may be held at any location, within or outside of the Netherlands.
Our board of directors may, in accordance with the director compensation policy adopted by our general meeting of shareholders, establish compensation for the members of the board of directors. The board of directors must submit to the general meeting of shareholders for approval any plan or amendment to any plan awarding shares or the right to subscribe for shares to the directors. We have no requirement that our directors own any of our shares.
Under our articles of association, a director may not take part in any vote on a subject or transaction in relation to which he or she has a conflict of interest with us. However, under our articles of association, a director with a conflict of interest may continue to represent us without prejudice to the power of the general meeting of shareholders to at any time designate one or more other persons for such purpose provided that they continue to meet the criteria set out in our articles for appointment as a director.
Under our articles of association, our board of directors may exercise all the powers of the company to borrow money or mortgage its property and assets as security for any obligation of the company or of any third party.
We have not established a mandatory retirement age for our directors.
Dividends
The holders of our shares are entitled to such part of our profits for any fiscal year as remains available after reservation of profits by our board of directors. Such dividends are payable on a pari passu basis on the Class A and Class B shares. Although our Class C shares are technically entitled to a maximum dividend of 1% of the nominal value of such Class C shares when we declare dividends on our Class A and Class B shares, we intend to repurchase all Class C shares issued upon conversion of our Class B shares promptly following their issuance such that no dividends would be payable on our Class C shares. Additionally, the board of directors has the right to declare interim dividends without the approval of the general meeting of shareholders. We may not pay dividends if the payment would reduce shareholders’ equity to an amount less than the aggregate fully paid-up share capital plus the reserves that have to be maintained by law or our articles of association. The amounts available for dividends will be determined based on the statutory accounts of Nebius Group N.V. prepared under Dutch law, which may differ from our consolidated financial statements.
The board of directors may decide that dividends or other distributions are paid in the form of cash, shares or a combination of both.
Issue of Shares; Preemptive Rights
Our board of directors has the power to issue shares, if and to the extent that either the general meeting of shareholders or the articles of association has delegated such power to the board of directors to act as the authorized body for this purpose. A delegation of authority to the board of directors to issue shares remains effective for the period specified by the general meeting of shareholders, or specified in the articles of association, and may be up to five years from the date of delegation or the date of the articles of association. A general meeting of shareholders may renew annually this delegation and this delegation may also be renewed by the articles of association for additional periods of up to five years. Without this delegation, the general meeting of shareholders has the power to authorize the issuance of shares.
The holders of our Class A shares and/or Class B shares have a pro rata (based on the number of shares held) preemptive right to subscribe for Class A shares and/or Class B shares that we issue for cash, unless the general meeting of shareholders, or the board of directors (if either the general meeting of shareholders or the articles of association has delegated such power to the board of directors), limits or eliminates this right. No pre-emption rights shall apply in respect of the issue of Class C shares. In addition, the right of our shareholders to subscribe for Class A shares and/or Class B shares pursuant to this preemptive right may be limited in certain circumstances. If the general meeting of shareholders delegates its authority to the board of directors for this purpose, then the board of directors will have the power to limit or eliminate the preemptive rights of shareholders. In the absence of this delegation, the general meeting of shareholders will have the power to limit or eliminate these rights. Such resolution requires the approval of a two-thirds majority of the votes cast in a general meeting of shareholders if less than 50% of our issued share capital is present or represented. Delegations of authority to the board of directors may remain in effect for up to five years and may be annually renewed for additional periods of up to five years.
These provisions apply equally to any issue by us of rights to subscribe for any of our Class A shares and/or Class B shares, including options and warrants other than pursuant to the Nebius Group N.V. Amended and Restated Equity Incentive Plan (the “Plan”).
No obligation other than to pay up the nominal amount of a share may be imposed upon a shareholder against the shareholder’s will, by amendment of the articles of association or otherwise.
On August 15, 2024, the Company’s shareholders authorized the board of directors (i) to issue Class A shares (and/or grant rights to subscribe for Class A shares) in an amount up to 20% of the issued share capital (excluding Class C shares) from time to time of the Company, and (ii) to exclude the pre-emptive rights of shareholders in respect of such issuances of shares and/or granting of rights to subscribe for shares are intended to give the board of directors flexibility in financing the Company in the most efficient manner. Furthermore, such authorizations give the board of directors flexibility in the context of potential acquisitions and mergers.
Repurchase of Shares
We may acquire our shares, subject to applicable provisions of Dutch law and of our articles of association, to the extent:
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our shareholders’ equity, less the amount to be paid for the shares to be acquired, exceeds the sum of (i) our aggregate fully paid-up share capital plus (ii) any reserves required to be maintained by Dutch law or our articles of association; and

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after the acquisition of shares, we and our subsidiaries would not hold, or hold as pledgees, shares having an aggregate par value that exceeds 50% of the par value of our issued share capital, as these amounts would be calculated under Dutch GAAP or IFRS, as the case may be.

Our board of directors may direct the company to repurchase shares only if the general meeting of shareholders has authorized the board of directors to repurchase shares. This authorization may be given for a maximum period of 18 months and should contain the maximum number of shares to be repurchased and a price range. The authorization may be renewed annually. On August 15, 2024, the Company’s shareholders authorized the board of directors, for a period of 18 months starting on August 15, 2024 to repurchase the Company’s fully paid-up Class A shares, within the limits of Dutch law, applicable regulations and the Company’s articles of association, through a purchase on the Nasdaq Global Select Market or otherwise, up to a maximum of 81,648,455 Class A shares, at a purchase price per Class A share set with reference to the prevailing market price at the time of the announcement of a potential share repurchase but in any case no lower than the nominal value of the Class A shares and no higher than $10.50 per share. On December 2, 2024, the board of directors determined that a potential repurchase by the Company of its Class A shares is no longer warranted.
We intend to regularly repurchase, for no consideration, any Class C shares that may be issued to the Conversion Foundation promptly upon the conversion of Class B shares, in which case the above requirements do not apply.

Reduction of Share Capital
At a general meeting of shareholders, our shareholders may vote to reduce the issued share capital by canceling shares held by us or by reducing the par value of our shares. In either case, this reduction would be subject to applicable statutory provisions and, if less than 50% of our issued share capital is present or represented, requires a two-thirds majority of the votes cast in a general meeting of shareholders. We intend to seek shareholder approval on a regular basis for the cancellation of any Class C shares that may be issued from time to time following their repurchase by us.
Corporate Governance
We acknowledge the importance of good corporate governance. The Dutch Corporate Governance Code, or the Code, was released in 2003 and last amended in 2025. The Code contains both principles and best practice provisions for management boards, supervisory boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. The Code applies to all Dutch companies listed on a government-recognized stock exchange, whether in the Netherlands or elsewhere, including the Nasdaq Global Select Market. Such companies are required under Dutch law to disclose in their Dutch annual reports filed in the Netherlands whether or not they comply with provisions of the Code and, if they do not comply with those provisions, to explain why they deviate from any such provision.
We generally comply with the applicable corporate governance rules of the SEC and Nasdaq applicable to U.S. domestic issuers. In light of our compliance with Nasdaq requirements and as permitted by the Code, we have elected not to comply with all of the provisions of the Code.

DESCRIPTION OF SECURITIES
We may offer Class A shares, warrants, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, subscription rights, units, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. Additionally, our selling securityholders may offer Class A shares from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we or our selling securityholders may offer. Each time we or our selling securityholders offer a type or series of securities under this prospectus, we or our selling securityholders will provide a prospectus supplement or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.
Class A Shares
See “Description of Share Capital” for a description of certain information relating to the rights and benefits attached to our Class A shares, certain provisions of our articles of association currently in effect and the Dutch Corporate Governance Code. Because such description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our articles of association, as amended, a copy of which has been filed as an exhibit to our most recent Annual Report on 20-F. Please see the section of this prospectus entitled “Where You Can Find More Information.”
Warrants
We may issue warrants for the purchase of our Class A shares and/or debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and/or forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
We may evidence series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
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the title of the warrants;

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the offering price and aggregate number of warrants offered;

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the designation, number and terms of the debt securities, Class A shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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the exercise price of the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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any terms relating to the modification of the warrants;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

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any other specific terms, rights or limitations of or restrictions on the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
Debt Securities
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). However, since we are a company incorporated and existing under Dutch law, certain aspects of the debt securities may be governed by compulsory provisions of Dutch law, which, if applicable, will be specified in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations and Dutch tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
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the designation, aggregate principal amount and authorized denominations;

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the issue price, expressed as a percentage of the aggregate principal amount;

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the maturity date;

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the interest rate per annum, if any;

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the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

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any optional or mandatory sinking fund provisions or exchangeability provisions;

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the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

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whether the debt securities will be our senior or subordinated securities;

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whether the obligations under the debt securities will be our secured or unsecured obligations;

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the applicability and terms of any guarantees;

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the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

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if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

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if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

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any events of default not set forth in this prospectus;

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the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

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if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

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whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

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if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

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if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

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any restrictive covenants or other material terms relating to the debt securities;

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whether the debt securities will be issued in the form of global securities or certificates in registered, dematerialized, or bearer form;

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any listing on any securities exchange or quotation system;

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additional provisions, if any, related to defeasance and discharge of the debt securities; and

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any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.
Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
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our ability to incur either secured or unsecured debt, or both;

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our ability to make certain payments, dividends, redemptions or repurchases;

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our ability to create dividend and other payment restrictions affecting our subsidiaries;

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our ability to make investments;

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mergers and consolidations by us or our subsidiaries;

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sales of assets by us;

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our ability to enter into transactions with affiliates;

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our ability to incur liens; and

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sale and leaseback transactions.

Modification and Waiver
Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. However, we expect that no modification that:
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changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

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reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

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reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

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waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

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makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

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makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

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waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

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will be effective against any holder without his consent. Other terms of our debt securities may be modified without the consent of the holders.

Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
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default in any payment of interest when due that continues for 30 days;

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default in any payment of principal or premium at maturity;

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default in the deposit of any sinking fund payment when due;

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default in the performance of any covenant in the debt securities or the applicable indenture that continues for 60 days after we receive notice of the default;

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default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

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events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
Subscription Rights
We may issue subscription rights to purchase our debt or equity securities. The subscription rights may be issued independently or together with any other securities, may be attached to, or separate from, such securities and may or may not be transferable by the shareholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any unsubscribed securities after such offering. The terms of any subscription rights being offered will be set forth in the applicable prospectus supplement.
If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
The applicable prospectus supplement will set forth, to the extent required, the following terms of the subscription rights in respect of which the prospectus supplement is delivered:
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the exercise price;

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the aggregate number of rights to be issued;

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the type and number of securities purchasable upon exercise of each right;

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the procedures and limitations relating to the exercise of the rights;

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the date upon which the exercise of rights will commence;

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the record date, if any, to determine who is entitled to the rights;

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the expiration date;

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the extent to which the rights are transferable;

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information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

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if appropriate, a discussion of material U.S. federal income tax considerations;

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and

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any other material terms of the rights.

Units
We may issue, in one or more series, units consisting of Class A shares, debt securities, subscription rights and/or warrants for the purchase of Class A shares and/or debt securities in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.
We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

PLAN OF DISTRIBUTION
We or our selling securityholders may sell our securities from time to time in one or more transactions. We or our selling securityholders may sell our securities to or through one or more agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf or with our selling securityholders or on their behalf may also purchase our securities and reoffer them to the public. We or our selling securityholders may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Agents whom we or our selling securityholders designate may solicit offers to purchase our securities.
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We or our selling securityholders will name any agent involved in offering or selling our securities, and disclose any commissions that we or our selling securityholders will pay to the agent, in the applicable prospectus supplement.

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Unless we or our selling securityholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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Agents may be deemed to be underwriters under the Securities Act of 1933 (the “Securities Act”) of any of our securities that they offer or sell.

We or our selling securityholders may use an underwriter or underwriters in the offer or sale of our securities.
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If we or our selling securityholders use an underwriter or underwriters, we or our selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time that we or our selling securityholders reach an agreement for the sale of our securities.

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We or our selling securityholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

We or our selling securityholders may use a dealer to sell our securities.
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If we or our selling securityholders use a dealer, we or our selling securityholders will sell our securities to the dealer, as principal.

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The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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We or our selling securityholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
We or our selling securityholders may directly solicit offers to purchase our securities, and we or our selling securityholders may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We or our selling securityholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We or our selling securityholders may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We or our selling securityholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or our selling securityholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.
We or our selling securityholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
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If we or our selling securityholders use delayed delivery contracts, we or our selling securityholders will disclose that we or our selling securityholders are using them in the prospectus supplement and will tell you when we or our selling securityholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

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These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

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We or our selling securityholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.
In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or our selling securityholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business. Underwriters have from time to time in the past provided and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.
We or our selling securityholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.
The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.
The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.
We or our selling securityholders will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in a prospectus supplement.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, legal matters with respect to U.S. federal and New York law in connection with an offering hereunder will be passed upon for us by Morgan, Lewis & Bockius UK LLP, London, England. Certain legal matters with respect to Dutch law in connection with the validity of the shares being offered by this prospectus and other legal matters will be passed upon for us by DLA Piper Nederland N.V., Amsterdam, the Netherlands.
EXPERTS
The consolidated financial statements of Nebius Group N.V. as of December 31, 2024, and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Reanda Audit & Assurance B.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The financial statements for the years ended December 31, 2023 and 2022 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of Technologies of Trust — Audit JSC, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act. Our annual report on Form 20-F for the year ending December 31, 2024 has been filed with the SEC. The Company has also furnished reports with the SEC on Form 6-K. Such reports and other information filed with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and any applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.

EXPENSE OF THE OFFERING
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:
Item	Amount
SEC Registration Fee	$(1)(2)
Accounting Fees and Expenses	(1)
Legal Fees and Expenses	(1)
Miscellaneous Fees and Expenses	(1)
Total	$(1)

(1)
These fees and expenses depend on the securities offered and the number of offerings, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

(2)
Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus.
•
our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 30, 2025; and

•
our description of our ordinary shares contained in Exhibit 2.1 of our Annual Report on Form 20-F (file no. 001-35173) filed with the Securities and Exchange Commission on April 30, 2025, and including any amendments and reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.
Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
We make available, free of charge, through our website at https://group.nebius.com under “For Investors” our Annual Reports on Form 20-F, Forms 6-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus or any applicable prospectus supplement. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information that we file with the SEC at www.sec.gov. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address.
Nebius Group N.V
Schiphol Boulevard 165
1118 BG, Schiphol, the Netherlands
+31 20-206-6970
askIR@nebius.com
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$1,000,000,000
Class A shares

PROSPECTUS SUPPLEMENT

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We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus supplement, nor any sale made hereunder, shall create any implication that the information in this prospectus supplement is correct after the date hereof.